LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

$1,283,276,000 (Approximate) STRUCTURED ASSET SECURITIES CORPORATION, SERIES 2006-BC6 SENIOR/SUBORDINATE CERTIFICATES Available Funds Floaters No Hard Cap - Act/360 - No Delay

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

To 10% Call
			Est.	Payment	Initial		Legal	Expected
	Approximate		WAL(2)	Window(2)	C/E (3)	Initial	Final	Ratings
Class	Size ($)(1)	Benchmark	(yrs.)	(mos.)	(%)	Margin	Maturity	(Moody’s/ S&P/Fitch)
A1(4)	491,945,000	1M LIBOR	1.83	1-78	25.00%	TBD	1/25/2037	Aaa/AAA/AAA
A2(5)	310,861,000	1M LIBOR	0.82	1-22	25.00%	TBD	1/25/2037	Aaa/AAA/AAA
A3(5)	53,151,000	1M LIBOR	2.01	22-27	25.00%	TBD	1/25/2037	Aaa/AAA/AAA
A4(5)	105,247,000	1M LIBOR	3.53	27-78	25.00%	TBD	1/25/2037	Aaa/AAA/AAA
A5(5)	27,960,000	1M LIBOR	6.49	78-78	25.00%	TBD	1/25/2037	Aaa/AAA/AAA
M1	100,235,000	1M LIBOR	4.03	42-56	17.40%	TBD	1/25/2037	Aa1/AA+/AA+
M2	55,393,000	1M LIBOR	5.68	56-78	13.20%	TBD	1/25/2037	Aa2/AA/AA
M3	17,146,000	1M LIBOR	6.49	78-78	11.90%	TBD	1/25/2037	Aa3/AA-/AA-
M4	25,059,000	1M LIBOR	4.52	41-78	10.00%	TBD	1/25/2037	A1/A+/A+
M5	20,443,000	1M LIBOR	4.48	40-78	8.45%	TBD	1/25/2037	A2/A/A
M6	16,486,000	1M LIBOR	4.46	39-78	7.20%	TBD	1/25/2037	A3/A-/A-
M7	15,167,000	1M LIBOR	4.44	39-78	6.05%	TBD	1/25/2037	Baa1/BBB+/BBB+
M8	11,211,000	1M LIBOR	4.43	38-78	5.20%	TBD	1/25/2037	Baa2/BBB/BBB
M9	15,827,000	1M LIBOR	4.41	38-78	4.00%	TBD	1/25/2037	Baa3/BBB-/BBB-
B	17,145,000	1M LIBOR	4.41	37-78	2.70%	TBD	1/25/2037	Ba1/BB+/BB+

To Maturity
			Est.	Payment	Initial		Legal	Expected
	Approximate		WAL(2)	Window(2)	C/E (3)	Initial	Final	Ratings
Class	Size ($)(1)	Benchmark	(yrs.)	(mos.)	(%)	Margin	Maturity	(Moody’s/ S&P/Fitch)
A1(4)	491,945,000	1M LIBOR	1.99	1-173	25.00%	TBD	1/25/2037	Aaa/AAA/AAA
A2(5)	310,861,000	1M LIBOR	0.82	1-22	25.00%	TBD	1/25/2037	Aaa/AAA/AAA
A3(5)	53,151,000	1M LIBOR	2.01	22-27	25.00%	TBD	1/25/2037	Aaa/AAA/AAA
A4(5)	105,247,000	1M LIBOR	3.54	27-83	25.00%	TBD	1/25/2037	Aaa/AAA/AAA
A5(5)	27,960,000	1M LIBOR	9.42	83-174	25.00%	TBD	1/25/2037	Aaa/AAA/AAA
M1	100,235,000	1M LIBOR	4.03	42-56	17.40%	TBD	1/25/2037	Aa1/AA+/AA+
M2	55,393,000	1M LIBOR	5.92	56-100	13.20%	TBD	1/25/2037	Aa2/AA/AA
M3	17,146,000	1M LIBOR	10.27	100-152	11.90%	TBD	1/25/2037	Aa3/AA-/AA-
M4	25,059,000	1M LIBOR	4.92	41-128	10.00%	TBD	1/25/2037	A1/A+/A+
M5	20,443,000	1M LIBOR	4.86	40-122	8.45%	TBD	1/25/2037	A2/A/A
M6	16,486,000	1M LIBOR	4.82	39-117	7.20%	TBD	1/25/2037	A3/A-/A-
M7	15,167,000	1M LIBOR	4.77	39-112	6.05%	TBD	1/25/2037	Baa1/BBB+/BBB+
M8	11,211,000	1M LIBOR	4.72	38-106	5.20%	TBD	1/25/2037	Baa2/BBB/BBB
M9	15,827,000	1M LIBOR	4.64	38-101	4.00%	TBD	1/25/2037	Baa3/BBB-/BBB-
B	17,145,000	1M LIBOR	4.52	37-92	2.70%	TBD	1/25/2037	Ba1/BB+/BB+
(1)	Subject to a permitted variance of + 5% in the aggregate.
(2)	The Certificates will be priced assuming a prepayment speed equal to 30% CPR. Assumes a closing date of 11/28/06, dated date of 11/25/06 and first payment date of 12/25/06.
(3)	Initial Credit Enhancement includes overcollateralization of approximately 2.70%.
(4)	The Class A1 Certificates are the Group 1 Senior Certificates.
(5)	The Class A2, A3, A4 and A5 Certificates are the Group 2 Senior Certificates.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Before you invest, you should read the prospectus dated November 13, 2006 (this may be obtained on Lehman Brother’s web site http://www.lehman.com/pub/sasco) conveyed with this document as well as the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. See the information in the legend below to learn how to get these documents.

Risk Factors

The Class A1, A2, A3, A4, A5, M1, M2, M3, M4, M5, M6, M7, M8 and M9 Certificates (the “Offered Certificates”) will be subject to certain risks. You should carefully consider the information provided under “Risk Factors” in the prospectus dated November 13, 2006.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Principal Payment Priority

On the Business Day prior to each Distribution Date, principal in the amount of any Net Swap Payment or swap termination payment (not due to a breach by the Swap Counterparty) due to the Swap Counterparty and remaining unpaid (after application of interest received or advanced for this purpose on such Distribution Date), will be deposited into the Swap Account and paid as described in the Swap Account Payment Priority, to be paid from each of Group 1 and Group 2 in proportion to the aggregate collateral balance of each such group and then from the unrelated group, to the extent unpaid. Any funds remaining will be paid on each Distribution Date in the following order of priority:

I.	Prior to the Stepdown Date, or whenever a Trigger Event is in effect, the principal distribution amount will be distributed as follows:

1)	Concurrently, to the Class A1, A2, A3, A4 and A5 Certificates (the “Senior Certificates”):

A.	All principal from Group 1 will be paid to the Class A1 Certificates, until reduced to zero;

B.	All principal from Group 2 will be paid to the Class A2, A3, A4 and A5 Certificates, sequentially and in that order, until each such class has been reduced to zero;

2)
If the Senior Certificates related to either group have been retired, all principal from that group will be allocated to the Senior Certificates of the unrelated group, to be paid as described above, until all the Senior Certificates have been reduced to zero;

3)
All remaining principal will be paid to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates (the “Subordinate Certificates”), sequentially and in that order, until each such class has been reduced to zero; and

4)	Any remaining amount of principal distribution amount for such Distribution Date will be distributed according to the Monthly Excess Cashflow Priority below.

II.	On or after the Stepdown Date and as long as a Trigger Event is not in effect, the principal distribution amount will be distributed as follows:

1)
All principal from each group will be allocated to the related Senior Certificates, to be paid as described in (I)(1) above; provided, however, that principal will only be allocated to the Senior Certificates in the amount required to achieve the Targeted Senior Enhancement Percentage in the aggregate;

2)
If the Senior Certificates related to one group have been retired, all principal from that group will be allocated to the Senior Certificates of the unrelated group, to be paid as described above, until the Targeted Senior Enhancement Percentage has been reached in the aggregate;

3)	All remaining principal will be allocated as follows:

A.	To the Class M1, M2 and M3 Certificates, sequentially and in that order, until the credit enhancement behind such classes is equal to two times the Class M3 initial credit enhancement percentage; and

B.
To the Class M4, M5, M6, M7, M8, M9 and B Certificates, sequentially and in that order, until the credit enhancement behind each such class is equal to two times the related initial credit enhancement percentage; and

4)	Any remaining amount of principal distribution amount for such Distribution Date will be distributed according to the Monthly Excess Cashflow Priority below.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

The Stepdown Date is the earlier of (x) the first Distribution Date following the Distribution Date on which the Class Principal Amount of each of the Senior Certificates has been reduced to zero or (y) the later of (i) the Distribution Date upon which the Senior Enhancement Percentage (as defined herein) is greater than or equal to 50.00% (the “Targeted Senior Enhancement Percentage”) or (ii) the 37th distribution date.

Interest Payment Priority

The “Interest Rate” for the Class A1, A2, A3, A4, A5, M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates (the “LIBOR Certificates”) will be equal to the lesser of (i) one-month LIBOR plus their respective margins and (ii) the applicable Net Funds Cap (as defined herein). Interest for the LIBOR Certificates will be calculated on an actual/360 basis.

The “Accrual Period” for the LIBOR Certificates for each Distribution Date will be the one-month period beginning on the immediately preceding Distribution Date (or on December 25, 2006, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

Interest received or advanced on each Distribution Date (or the Business Day prior to each Distribution Date in the case of payments pursuant to (2) and (3) below) will be allocated in the following priority:

1)	To pay fees: Servicing Fees and any applicable Mortgage Insurance Fees;

2)
To deposit into the Swap Account (as defined below) any Net Swap Payment (as defined below) or any swap termination payment (not due to a breach by the Swap Counterparty) owed to the Swap Counterparty pursuant to the swap agreement, to be paid from interest allocable to Group 1 and Group 2, respectively, in an amount proportionate to the aggregate collateral balance of the related group;

3)
To deposit into the Swap Account any Net Swap Payment or any swap termination payment (not due to a breach by the Swap Counterparty) owed to the Swap Counterparty pursuant to the swap agreement, from the unrelated group, to the extent not paid above;

4)	To pay Current Interest and Carryforward Interest to the Class A1 Certificates from interest allocable to Group 1;

5)
To pay Current Interest and Carryforward Interest to the Class A2, A3, A4 and A5 Certificates from interest allocable to Group 2, on a pro rata basis, based on interest entitlements of each such class;

6)
To pay Current Interest and Carryforward Interest to the Senior Certificates from the unrelated group, on a pro rata basis, based on interest entitlements of each such class, to the extent not paid above;

7)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates, sequentially and in that order;

8)	To pay the Credit Risk Manager Fee;

9)	To pay to the Trustee previously unreimbursed extraordinary costs, liabilities and expenses, to the extent provided in the Trust Agreement; and

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

10)
Any interest remaining after the application of priorities (1) through (9) above will be deemed excess interest for such Distribution Date and will be distributed according to the Monthly Excess Cashflow Priority below.

Monthly Excess Cashflow Priority

The amount of any excess interest, together with (a) a portion of principal collections equal to any amount of overcollateralization in excess of the required level of overcollateralization and (b) a certain amount of the principal distribution amount not paid to the Certificates will be applied as “excess cashflow” in the following priority:

1)
To the Class A, Class M and Class B Certificates, as principal, according to the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target for such Distribution Date;

2)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates, in that order, any Deferred Amounts;

3)
To pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts;

4)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates, in that order, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts;

5)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and

6)	All remaining amounts to the holder of the Class X Certificates.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Swap Agreement

The 71-month Interest Rate Swap Agreement (the “Swap Agreement”) will obligate the supplemental interest trust to pay a predetermined annual rate (as shown below) on the swap notional amount in each period. The supplemental interest trust will receive payments equal to an annual rate of one-month LIBOR on the swap notional amount for each period over the life of the Swap Agreement. Payments on both legs of the swap are calculated on an actual/360 basis. The payments will be netted against each other each month (the “Net Swap Payment”) and will be deposited into an account (the “Swap Account”).

Month	Approximate Notional Balance ($)	Rate of Payment by Trust (%)	Month	Approximate Notional Balance ($)	Rate of Payment by Trust (%)
1	0	0.00	37	163,804,000	4.82
2	1,247,139,000	5.45	38	155,763,000	4.83
3	1,209,176,000	5.44	39	148,118,000	4.85
4	1,172,335,000	5.41	40	140,846,000	4.86
5	1,136,585,000	5.36	41	133,932,000	4.86
6	1,101,891,000	5.30	42	127,355,000	4.87
7	1,068,224,000	5.22	43	121,103,000	4.88
8	1,035,553,000	5.15	44	115,155,000	4.89
9	1,003,849,000	5.07	45	109,500,000	4.90
10	973,083,000	5.00	46	104,122,000	4.91
11	943,227,000	4.94	47	99,009,000	4.92
12	911,188,000	4.89	48	94,145,000	4.92
13	880,007,000	4.85	49	89,521,000	4.93
14	849,658,000	4.82	50	85,120,000	4.95
15	820,116,000	4.79	51	80,939,000	4.96
16	791,359,000	4.77	52	76,962,000	4.97
17	757,937,000	4.75	53	73,179,000	4.97
18	724,934,000	4.74	54	69,583,000	4.98
19	692,416,000	4.74	55	66,164,000	4.99
20	660,192,000	4.73	56	62,911,000	4.99
21	628,454,000	4.73	57	59,818,000	4.99
22	597,385,000	4.73	58	56,876,000	5.00
23	567,028,000	4.73	59	54,077,000	5.00
24	537,419,000	4.72	60	51,406,000	5.00
25	435,391,000	4.71	61	48,867,000	5.00
26	380,558,000	4.72	62	46,453,000	5.00
27	332,629,000	4.73	63	44,158,000	5.01
28	296,191,000	4.74	64	41,977,000	5.01
29	267,783,000	4.75	65	39,903,000	5.02
30	245,228,000	4.76	66	37,932,000	5.02
31	227,084,000	4.77	67	36,058,000	5.02
32	212,356,000	4.77	68	34,277,000	5.03
33	200,334,000	4.78	69	32,584,000	5.03
34	190,499,000	4.79	70	30,974,000	5.04
35	181,149,000	4.80	71	29,444,000	5.04
36	172,258,000	4.81	72	27,990,000	5.04

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Swap Account Payment Priority

All payments due under the Swap Agreement and any swap termination payment pursuant to the Swap Agreement will be deposited into the Swap Account, and allocated in the following order of priority after making payments described under “Interest Payment Priority” and “Monthly Excess Cashflow Priority” above:

(1)	To pay any Net Swap Payment owed to the Swap Counterparty pursuant to the Swap Agreement;

(2)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is not due to a default on the part of the Swap Counterparty;

(3)	To pay Current Interest and Carryforward Interest to the Senior Certificates on a pro rata basis, based on interest entitlements of each such class, to the extent unpaid;

(4)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates, sequentially and in that order, to the extent unpaid;

(5)	To be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target for such Distribution Date*;

(6)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates, in that order, any Deferred Amounts, to the extent unpaid*;

(7)
To pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(8)
To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates, in that order, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(9)	For the purchase of any replacement interest rate swap agreement (if necessary);

(10)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and

(11)	All remaining amounts to the holder of the Class X Certificates.

* Amounts paid under steps (5) and (6) of the Swap Account Payment Priority (taking into account all previous distributions made under such priority) must be limited to Cumulative Realized Losses.

A Swap Counterparty will have (a) either (i) the unsecured, short-term debt obligations rated at least “A1” by S&P or (ii) if the counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations rated at least “A+” by S&P, (b) either (i) the unsecured, long-term senior debt obligations rated at least “A2” by Moody’s and the unsecured, short-term debt obligations rated at least “P-1” by Moody’s, or (ii) if such counterparty does not have a short-term debt rating from Moody’s, the unsecured, long-term senior debt obligations rated at least “A1” by Moody’s, and (c) either (i) the unsecured, long-term senior debt obligations are rated at least “A” by Fitch or (ii) the unsecured, short-term debt obligations are rated at least “F1” by Fitch.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Carryforward Interest

“Carryforward Interest” for any class of LIBOR Certificates for any Distribution Date will be the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate.

Current Interest

“Current Interest” for any class of LIBOR Certificates for any Distribution Date will be the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount of that class.

Net Funds Cap

For each Distribution Date and (i) the Group 1 Senior Certificates on or before the Distribution Date on which the Group 2 Senior Certificates have been reduced to zero and (ii) the Group 2 Senior Certificates on or before the Distribution Date on which the Group 1 Senior Certificates have been reduced to zero, the “Senior Net Funds Cap” for each Distribution Date and each group will be an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (i) the related Optimal Interest Remittance Amount (as defined below) for such date over (ii) the proportionate share of any Net Swap Payment and any swap termination payment (not due to a breach by the Swap Counterparty) due to the Swap Counterparty, and (2) 12, and the denominator of which is the related group collateral balance for the immediately preceding Distribution Date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the accrual period.

For each Distribution Date and for (i) the Group 1 Senior Certificates after the Distribution Date on which the Group 2 Senior Certificates have been reduced to zero, (ii) the Group 2 Senior Certificates after the Distribution Date on which the Group 1 Senior Certificates have been reduced to zero and (iii) the Subordinate Certificates, the “Subordinate Net Funds Cap” for any Distribution Date will be the weighted average of the Senior Net Funds Caps for both groups, weighted on the basis of their Group Subordinate Amounts; provided, however, on any Distribution Date after the Senior Certificates related to any group have been reduced to zero, such weighting shall be on the basis of the principal balance of each group.

The “Group Subordinate Amount” will be equal to the excess of the related group collateral balance for the immediately preceding Distribution Date over the Senior Certificates related to such group.

The “Optimal Interest Remittance Amount” with respect to each Distribution Date and each group will be equal to the product of (A) (x) the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans in the group, as of the first day of the related Collection Period divided by (y) 12 and (B) the aggregate group collateral balance for the immediately preceding Distribution Date.

The “Net Mortgage Rate” with respect to any Mortgage Loan will be the Mortgage Rate thereof reduced by the Servicing Fee Rate and, in the case of an Insured Mortgage Loan, the Mortgage Insurance Fee Rate.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Origination and Servicing

The Mortgage Loans were originated by BNC (57.37%), Option One (37.76%) and Equifirst (4.87%) and as of the Statistical Calculation Date are serviced by JPMorgan Chase (53.70%), Option One (41.39%) and Wells Fargo (4.90%).

On or about January 1, 2007, approximately 0.06% of the Mortgage Loans serviced by Option One will transfer to Wells Fargo. On or about February 1, 2007, approximately 8.71% of the Mortgage Loans serviced by Option One will transfer to Wells Fargo.

Mortgage Insurance

Approximately 61.62% of the Mortgage Loans expected to be in the trust fund on the Closing Date have original loan-to-value ratios greater than 80%. Approximately 31.00% of the first lien Mortgage Loans with over 80% Loan-to-Value (“LTV”) will be covered by a loan level primary mortgage insurance policy provided by either Mortgage Guaranty Insurance Corporation (AA/Aa2) or PMI Mortgage Insurance Co. (AA/Aa2/AA+) (S&P/Moody’s/Fitch). This coverage generally will have the effect of reducing the LTV of the insured loans to 60%.

Credit Risk Manager

Clayton Fixed Income Services Inc. (“CFISI”), formerly known as The Murrayhill Company, will act as a credit risk manager on behalf of the Trust. CFISI’s primary function will be to monitor and advise the servicers with respect to default management and reporting for the benefit of the Trust. The following summarizes some of CFISI’s monthly activities:

•	Monitoring of all loans that are 60 or more days delinquent to ensure all foreclosure timelines are met or forbearance plans are established.

•	Monitoring of the servicers’ claim process for loans with mortgage insurance to ensure insurance claims are filed in an accurate and timely way.

•	Review of the prepayment premium collections by the servicers.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Basis Risk Shortfall

With respect to each Distribution Date, to the extent that (a) the amount of interest payable to a class, as calculated without regard to the applicable Net Funds Cap, exceeds (b) the amount calculated at the applicable Net Funds Cap (such excess, a “Basis Risk Shortfall”), that class will be entitled to the amount of such Basis Risk Shortfall and Unpaid Basis Risk Shortfall, before the Class X, Class LT-R and Class R Certificates are entitled to any distributions. The “Unpaid Basis Risk Shortfall” for any class of LIBOR Certificates on any Distribution Date will be the aggregate of all Basis Risk Shortfalls for such class for all previous Distribution Dates, together with interest thereon at the applicable Interest Rate, less all payments made with respect to such class in respect of such Basis Risk Shortfalls on or prior to such Distribution Date.

Losses

Losses are allocated in the following order: excess spread, overcollateralization, the Class B Certificates and the Class M Certificates in inverse order of priority. The allocation of losses to a subordinate class will result in a writedown of its Class Principal Amount and is referred to as an “Applied Loss Amount”. The balance of the Class A1, A2, A3, A4 and A5 Certificates will not be reduced by allocation of Applied Loss Amounts.

Deferred Amount & Subsequent Recoveries

With respect to each Distribution Date, the “Deferred Amount” for each class of Class M Certificates and Class B Certificates will be equal to the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (i) the aggregate of amounts previously distributed in reimbursement thereof and (ii) the amount by which the Class Principal Amount of such class has been increased due to Subsequent Recoveries.

A “Subsequent Recovery” is an amount recovered with respect to a Mortgage Loan after it has been liquidated and the loss has been passed through to the trust fund. Subsequent Recoveries will increase the principal amount of classes which have been allocated an Applied Loss Amount, in order of seniority, by an amount equal to the lesser of (i) the outstanding Deferred Amount for such class and (ii) the amount of Subsequent Recoveries available after application to more senior classes. Funds related to Subsequent Recoveries will be included in the remittance amount for the related Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

10% Optional Redemption

The transaction can be called by the Master Servicer, Aurora Loan Services LLC (an affiliate of Lehman Brothers), on any Distribution Date following the month in which the loan principal balance of the Mortgage Loans is reduced to less than 10% of the Cut-off Date collateral balance. If the optional redemption is not exercised on the first Distribution Date on which it is able to be exercised, beginning with the next succeeding Distribution Date, the margins on the Class A1, A2, A3, A4 and A5 Certificates will double and the margins on the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates will increase to 1.5 times their initial margins.

Credit Enhancement

Subordination

The Class A1, A2, A3, A4 and A5 Certificates will have limited protection by means of the subordination of the Class M and Class B Certificates. The Class A1, A2, A3, A4 and A5 Certificates will have the preferential right to receive interest due to them and principal available for distribution over classes having a lower priority of distribution. Each class of Class M Certificates will be senior to all other classes of Class M Certificates with a higher numerical designation and the Class B Certificates. If on any Distribution Date after giving effect to all realized losses and distributions of principal on such Distribution Date, the aggregate Certificate Principal Amount exceeds the aggregate loan balance, the Class B Certificates and the Class M Certificates will be reduced by the Applied Loss Amount in the following order: to the Class B Certificates until the Class B Certificates have been reduced to zero; then to the Class M Certificates in inverse order of priority, until all of the Class M Certificates have each been reduced to zero.

Overcollateralization

Excess interest may be used to pay down the Certificates so the aggregate loan balance exceeds the aggregate certificate balance (“Overcollateralization” or “OC”). Excess interest will be used to maintain the OC Target.

Prior to the Stepdown Date, the OC Target with respect to any Distribution Date is equal to the initial OC, which is approximately 2.70% of the Cut-off Date collateral balance. The OC Target with respect to any Distribution Date on or after the Stepdown Date and for which a Trigger Event is not in effect is equal to the greater of (i) the lesser of (a) approximately 2.70% of the Cut-off Date collateral balance and (b) approximately 5.40% of the current collateral balance, after giving effect to distributions on that Distribution Date, and (ii) approximately 0.50% of the Cut-off Date collateral balance. For any Distribution Date on or after the Stepdown Date and for which a Trigger Event is in effect, the OC Target will be equal to the OC Target for the immediately preceding Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Trigger Events

A “Trigger Event” will have occurred with respect to any Distribution Date (x) if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds (1) [32.00]% of the Senior Enhancement Percentage for that Distribution Date, or (2) with respect to any Distribution Date on or after the Distribution Date on which the aggregate Certificate Principal Amount of the Senior Certificates has been reduced to zero, [45.95]% of the Class M1 Enhancement Percentage, or (y) if the Cumulative Realized Losses exceed:

Distribution Date	Loss Percentage

January 2009 to December 2009	[1.25]% for the first month, plus an additional 1/12th of [1.55]% for each month thereafter

January 2010 to December 2010	[2.80]% for the first month, plus an additional 1/12th of [1.65]% for each month thereafter

January 2011 to December 2011	[4.45]% for the first month, plus an additional 1/12th of
[1.30]% for each month thereafter

January 2012 to December 2012	[5.75]% for the first month, plus an additional 1/12th of
[0.70]% for each month thereafter

January 2013 and thereafter	[6.45]%

The “Rolling Three Month Delinquency Rate” with respect to any Distribution Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

The “Delinquency Rate” for any month will be the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of (i) all Mortgage Loans 60 or more days delinquent (including each Mortgage Loan 60 or more days delinquent for which the mortgagor has filed for bankruptcy after the Closing Date), and (ii) each Mortgage Loan in foreclosure and all REO Properties as of the close of business on the last day of such month, and the denominator of which is the aggregate loan balance as of the close of business on the last day of such month.

“Cumulative Realized Losses” with respect to any Distribution Date will be equal to the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of Cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date collateral balance.

The “Senior Enhancement Percentage” for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Certificate Principal Amount of the Class M Certificates, the Class B Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate loan balance, after giving effect to distributions on that Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

The “Class M1 Enhancement Percentage” for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Certificate Principal Amount of the Class M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate loan balance, after giving effect to distributions on that Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Lehman Brothers Contacts

MBS Trading	Matt Miller	(212) 526-8315
	Rishi Bansal	(212) 526-8315
	Alar Randmere	(212) 526-8315
	Sumit Chhabra	(212) 526-8315
	Alok Sharma	(212) 526-8315
	David Wong	(212) 526-8315
	Domenic Tripodi	(212) 526-8315
	Namit Sinha	(212) 526-8315
	Shinjit Ghosh	(212) 526-8315
	Tyler Peters	(212) 526-8315

Syndicate	Dan Covello	(212) 526-9519
	Paul Tedeschi	(212) 526-9519
	Pat Quinn	(212) 526-9519

MBS Banking	Ellen Kiernan	(212) 526-4279
	Angel Lau	(212) 526-9245
	Christina Barretto	(212) 526-2185
	Patrick Fruzzetti	(212) 526-2693
	Emma Kuzmina	(212) 526-0524
	Allan Riska	(212) 526-7512

Rating Agency Contacts

S&P	Mona Solar	(212) 438-2668
Moody’s	Wioletta Frankowicz	(212) 553-1019
Fitch	Lori Samuels	(212) 908-0264

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Summary of Terms

Issuing Entity:	Structured Asset Securities Corporation Mortgage Loan Trust 2006-BC6

Depositor:	Structured Asset Securities Corporation

Trustee:	U.S. Bank National Association

Securities Administrator:	Wells Fargo Bank, N.A.

Master Servicer:	Aurora Loan Services LLC

Credit Risk Manager:	Clayton Fixed Income Services Inc.

Underwriter:	Lehman Brothers Inc.

Swap Counterparty:	[TBD]

Distribution Date:	25th of each month, or the next succeeding Business Day, beginning in January 2007.

Statistical Calculation Date:	Approximately 43.54% of the Mortgage Loans are as of November 1, 2006. Approximately 56.46% of the Mortgage Loans are as of November 24, 2006

Cut-off Date:	December 1, 2006

Pricing Date:	Week of December 18, 2006

Closing Date:	December 28, 2006

Settlement Date:	December 28, 2006

Delay Days:	0 day delay

Dated Date:	December 25, 2006

Day Count:	Actual/360

Collection Period:	2nd day of prior month through 1st day of month of such distribution

Credit Risk Manager Fee:	0.011% of the loan principal balance annually.

Servicing Fee:
The servicing fee for 62.24% of the Mortgage Loans is equal to 0.50% of the loan principal balance annually. The servicing fee for 37.76% of the Mortgage Loans is equal to 0.30% of the loan principal balance annually for the first 10 Distribution Dates, 0.40% of the loan principal balance annually for Distribution Dates 11 through 30, and 0.65% of the loan principal balance annually thereafter.

Clearing/Registration:	Book-entry through DTC, Clearstream and Euroclear.

Denomination:
Minimum $25,000; increments $1 in excess thereof for the Class A Certificates, provided that with respect to European Investors only, the Class A Certificates will be sold in minimum total investment amounts of $100,000. Minimum $100,000; increments $1 in excess thereof for the Class M and Class B Certificates.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Summary of Terms (continued)

SMMEA Eligibility:	None of the classes are expected to be SMMEA eligible.

ERISA Eligibility:
The Class A and Class M Certificates are expected to be ERISA eligible provided that, until the Swap Agreement is terminated, the investors meet the requirements of certain investor-based or statutory exemptions.

Tax Status:	REMIC for Federal income tax purposes.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To 10% Call

% CPR	20%	25%	30%	35%	40%

Class A1
Avg. Life (yrs)	3.11	2.40	1.83	1.33	1.08
Window (mos)	1-122	1-96	1-78	1-65	1-33
Expected Final Mat.	1/25/2017	11/25/2014	5/25/2013	4/25/2012	8/25/2009

Class A2
Avg. Life (yrs)	1.28	1.00	0.82	0.69	0.58
Window (mos)	1-34	1-27	1-22	1-18	1-15
Expected Final Mat.	9/25/2009	2/25/2009	9/25/2008	5/25/2008	2/25/2008

Class A3
Avg. Life (yrs)	3.32	2.48	2.01	1.67	1.42
Window (mos)	34-49	27-33	22-27	18-22	15-19
Expected Final Mat.	12/25/2010	8/25/2009	2/25/2009	9/25/2008	6/25/2008

Class A4
Avg. Life (yrs)	6.59	5.03	3.53	2.33	1.97
Window (mos)	49-122	33-96	27-78	22-34	19-29
Expected Final Mat.	1/25/2017	11/25/2014	5/25/2013	9/25/2009	4/25/2009

Class A5
Avg. Life (yrs)	10.16	7.99	6.49	4.20	2.57
Window (mos)	122-122	96-96	78-78	34-65	29-33
Expected Final Mat.	1/25/2017	11/25/2014	5/25/2013	4/25/2012	8/25/2009

Class M1
Avg. Life (yrs)	4.71	3.95	4.03	4.44	4.04
Window (mos)	37-83	39-65	42-56	45-64	33-55
Expected Final Mat.	10/25/2013	4/25/2012	7/25/2011	3/25/2012	6/25/2011

Class M2
Avg. Life (yrs)	8.87	6.95	5.68	5.41	4.58
Window (mos)	83-122	65-96	56-78	64-65	55-55
Expected Final Mat.	1/25/2017	11/25/2014	5/25/2013	4/25/2012	6/25/2011

Class M3
Avg. Life (yrs)	10.16	7.99	6.49	5.41	4.58
Window (mos)	122-122	96-96	78-78	65-65	55-55
Expected Final Mat.	1/25/2017	11/25/2014	5/25/2013	4/25/2012	6/25/2011

Class M4
Avg. Life (yrs)	6.59	5.25	4.52	4.16	3.76
Window (mos)	37-122	39-96	41-78	43-65	41-55
Expected Final Mat.	1/25/2017	11/25/2014	5/25/2013	4/25/2012	6/25/2011

Assumes a closing date of 11/28/06, dated date of 11/25/06 and first payment date of 12/25/06.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To 10% Call

% CPR	20%	25%	30%	35%	40%

Class M5
Avg. Life (yrs)	6.59	5.24	4.48	4.09	3.66
Window (mos)	37-122	38-96	40-78	42-65	39-55
Expected Final Mat.	1/25/2017	11/25/2014	5/25/2013	4/25/2012	6/25/2011

Class M6
Avg. Life (yrs)	6.59	5.24	4.46	4.03	3.59
Window (mos)	37-122	38-96	39-78	41-65	38-55
Expected Final Mat.	1/25/2017	11/25/2014	5/25/2013	4/25/2012	6/25/2011

Class M7
Avg. Life (yrs)	6.59	5.24	4.44	3.99	3.54
Window (mos)	37-122	38-96	39-78	40-65	37-55
Expected Final Mat.	1/25/2017	11/25/2014	5/25/2013	4/25/2012	6/25/2011

Class M8
Avg. Life (yrs)	6.59	5.23	4.43	3.97	3.51
Window (mos)	37-122	37-96	38-78	39-65	37-55
Expected Final Mat.	1/25/2017	11/25/2014	5/25/2013	4/25/2012	6/25/2011

Class M9
Avg. Life (yrs)	6.59	5.22	4.41	3.94	3.47
Window (mos)	37-122	37-96	38-78	39-65	36-55
Expected Final Mat.	1/25/2017	11/25/2014	5/25/2013	4/25/2012	6/25/2011

Class B
Avg. Life (yrs)	6.59	5.22	4.41	3.90	3.43
Window (mos)	37-122	37-96	37-78	38-65	35-55
Expected Final Mat.	1/25/2017	11/25/2014	5/25/2013	4/25/2012	6/25/2011

Assumes a closing date of 11/28/06, dated date of 11/25/06 and first payment date of 12/25/06.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To Maturity

% CPR	20%	25%	30%	35%	40%

Class A1
Avg. Life (yrs)	3.36	2.60	1.99	1.44	1.08
Window (mos)	1-263	1-211	1-173	1-144	1-33
Expected Final Mat.	10/25/2028	6/25/2024	4/25/2021	11/25/2018	8/25/2009

Class A2
Avg. Life (yrs)	1.28	1.00	0.82	0.69	0.58
Window (mos)	1-34	1-27	1-22	1-18	1-15
Expected Final Mat.	9/25/2009	2/25/2009	9/25/2008	5/25/2008	2/25/2008

Class A3
Avg. Life (yrs)	3.32	2.48	2.01	1.67	1.42
Window (mos)	34-49	27-33	22-27	18-22	15-19
Expected Final Mat.	12/25/2010	8/25/2009	2/25/2009	9/25/2008	6/25/2008

Class A4
Avg. Life (yrs)	6.61	5.04	3.54	2.33	1.97
Window (mos)	49-130	33-102	27-83	22-34	19-29
Expected Final Mat.	9/25/2017	5/25/2015	10/25/2013	9/25/2009	4/25/2009

Class A5
Avg. Life (yrs)	14.63	11.56	9.42	6.15	2.57
Window (mos)	130-265	102-212	83-174	34-146	29-33
Expected Final Mat.	12/25/2028	7/25/2024	5/25/2021	1/25/2019	8/25/2009

Class M1
Avg. Life (yrs)	4.71	3.95	4.03	4.44	4.10
Window (mos)	37-83	39-65	42-56	45-64	33-62
Expected Final Mat.	10/25/2013	4/25/2012	7/25/2011	3/25/2012	1/25/2012

Class M2
Avg. Life (yrs)	9.25	7.25	5.92	6.12	6.20
Window (mos)	83-156	65-123	56-100	64-86	62-94
Expected Final Mat.	11/25/2019	2/25/2017	3/25/2015	1/25/2014	9/25/2014

Class M3
Avg. Life (yrs)	15.92	12.60	10.27	8.56	8.79
Window (mos)	156-234	123-186	100-152	86-127	94-123
Expected Final Mat.	5/25/2026	5/25/2022	7/25/2019	6/25/2017	2/25/2017

Class M4
Avg. Life (yrs)	7.21	5.75	4.92	4.50	4.04
Window (mos)	37-198	39-157	41-128	43-107	41-90
Expected Final Mat.	5/25/2023	12/25/2019	7/25/2017	10/25/2015	5/25/2014

Assumes a closing date of 11/28/06, dated date of 11/25/06 and first payment date of 12/25/06.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To Maturity

% CPR	20%	25%	30%	35%	40%

Class M5
Avg. Life (yrs)	7.18	5.71	4.86	4.40	3.93
Window (mos)	37-190	38-150	40-122	42-102	39-86
Expected Final Mat.	9/25/2022	5/25/2019	1/25/2017	5/25/2015	1/25/2014

Class M6
Avg. Life (yrs)	7.14	5.67	4.82	4.33	3.84
Window (mos)	37-181	38-144	39-117	41-97	38-82
Expected Final Mat.	12/25/2021	11/25/2018	8/25/2016	12/25/2014	9/25/2013

Class M7
Avg. Life (yrs)	7.09	5.63	4.77	4.26	3.77
Window (mos)	37-174	38-137	39-112	40-93	37-79
Expected Final Mat.	5/25/2021	4/25/2018	3/25/2016	8/25/2014	6/25/2013

Class M8
Avg. Life (yrs)	7.04	5.58	4.72	4.20	3.71
Window (mos)	37-166	37-130	38-106	39-88	37-75
Expected Final Mat.	9/25/2020	9/25/2017	9/25/2015	3/25/2014	2/25/2013

Class M9
Avg. Life (yrs)	6.95	5.50	4.64	4.13	3.63
Window (mos)	37-158	37-124	38-101	39-84	36-71
Expected Final Mat.	1/25/2020	3/25/2017	4/25/2015	11/25/2013	10/25/2012

Class B
Avg. Life (yrs)	6.77	5.36	4.52	4.00	3.51
Window (mos)	37-145	37-114	37-92	38-77	35-65
Expected Final Mat.	12/25/2018	5/25/2016	7/25/2014	4/25/2013	4/25/2012

Assumes a closing date of 11/28/06, dated date of 11/25/06 and first payment date of 12/25/06.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Available Funds Cap Schedule* (1) (2) (3) (4)
*The Effective Available Funds Cap is shown for the first 72 Distribution Dates. For purposes of this calculation, it was assumed that Net Swap Payments from the Swap Agreement were available to the Senior Certificates of each group in proportion to the related Collateral Group Balance.

Period	Group 1 Senior Net Funds Cap (%)	Group 2 Senior Net Funds Cap (%)	Subordinate Net Funds Cap (%)	Period	Group 1 Senior Net Funds Cap (%)	Group 2 Senior Net Funds Cap (%)	Subordinate Net Funds Cap (%)	Period	Group 1 Senior Net Funds Cap (%)	Group 2 Senior Net Funds Cap (%)	Subordinate Net Funds Cap (%)
1	7.53429	7.54317	7.53875	35	15.82711	15.89832	15.86289	69	14.88889	14.69402	14.79120
2	21.01214	21.02074	21.01646	36	16.01534	15.90590	15.96034	70	14.83570	14.63994	14.73757
3	21.00981	21.01841	21.01413	37	16.43166	16.33866	16.38492	71	15.28118	15.07583	15.17826
4	23.27873	23.28825	23.28351	38	15.79019	15.70013	15.74493	72	14.74079	14.53672	14.63853
5	21.06051	21.06910	21.06483	39	15.67775	15.58762	15.63246	73	12.55255	12.34831	12.45022
6	21.80746	21.81634	21.81192	40	17.46473	17.42219	17.44335	74	12.14852	11.96868	12.05843
7	21.16578	21.17438	21.17010	41	15.67428	15.63674	15.65541	75	12.14941	11.96964	12.05937
8	21.92491	21.93380	21.92938	42	16.62755	16.50369	16.56531	76	13.45642	13.25640	13.35625
9	21.27837	21.28697	21.28269	43	15.99102	15.87757	15.93402	77	12.16166	11.97804	12.06972
10	21.32915	21.33775	21.33347	44	16.42261	16.30529	16.36366	78	12.57360	12.37831	12.47583
11	22.05002	22.04809	22.04905	45	15.79678	15.68316	15.73970	79	12.16953	11.98697	12.07815
12	21.32235	21.32048	21.32141	46	15.70875	15.59559	15.65190	80	12.57613	12.39023	12.48310
13	22.00269	22.00076	22.00172	47	16.13816	16.02212	16.07987	81	12.17138	11.99154	12.08139
14	21.25042	21.24855	21.24948	48	16.02009	15.82585	15.92252	82	12.17231	11.99254	12.08238
15	21.20395	21.20208	21.20301	49	16.46291	16.26880	16.36540	83	12.57903	12.39334	12.48615
16	22.60247	22.60047	22.60147	50	15.84254	15.65458	15.74813	84	12.17964	11.99457	12.08708
17	20.98209	20.98022	20.98115	51	15.75803	15.56995	15.66356	85	12.58724	12.40266	12.49495
18	21.48758	21.48564	21.48661	52	17.36074	17.15163	17.25572	86	12.18216	12.00360	12.09290
19	20.58230	20.58043	20.58136	53	15.60300	15.41495	15.50857	87	12.18312	12.00464	12.09392
20	21.03764	21.03571	21.03667	54	16.19434	15.94998	16.07164	88	13.48952	13.29200	13.39082
21	20.11033	20.10846	20.10939	55	15.59427	15.36418	15.47874	89	12.18506	12.00672	12.09597
22	20.45761	20.59557	20.52694	56	16.03788	15.85251	15.94481	90	12.59224	12.40802	12.50023
23	20.85555	20.99812	20.92720	57	15.44832	15.26880	15.35820	91	12.18702	12.00882	12.09804
24	21.01437	21.05085	21.03270	58	15.38689	15.20512	15.29566	92	12.59428	12.41021	12.50239
25	19.66781	19.70547	19.68673	59	15.84851	15.65127	15.74952	93	12.18901	12.01095	12.10014
26	18.02926	18.06568	18.04756	60	15.43046	15.17696	15.30325	94	12.19001	12.01202	12.10120
27	17.12545	17.16184	17.14374	61	15.87750	15.64200	15.75934	95	12.59739	12.41353	12.50568
28	18.43702	18.52960	18.48354	62	15.29982	15.08977	15.19443	96	12.19203	12.01418	12.10334
29	16.13789	16.22149	16.17990	63	15.23357	15.02359	15.12823	97	12.59949	12.41578	12.50790
30	16.64975	16.70105	16.67553	64	16.22124	15.99583	16.10817	98	12.19408	12.01637	12.10551
31	15.73052	15.75399	15.74232	65	15.11779	14.90395	15.01054	99	12.19511	12.01747	12.10660
32	16.02026	16.04447	16.03242	66	15.56517	15.33870	15.45160	100	13.50288	13.30628	13.40495
33	15.33207	15.35546	15.34382	67	15.00479	14.79203	14.89810	101	12.19719	12.01969	12.10881
34	15.43247	15.49860	15.46570	68	15.44345	15.24202	15.34246

(1)	Based on one-month LIBOR, and six-month LIBOR of 20% for each period.
(2)	Assumes a constant prepayment rate of 30%.
(3)	Assumes a closing date of 11/28/06, dated date of 11/25/06 and first payment date of 12/25/06.
(4)	Assumes no losses.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Excess Spread(1) (2) (3) (4)

Period	Excess Spread	Period	Excess Spread
1	2.09%	31	3.76%
2	1.81%	32	3.92%
3	1.82%	33	3.76%
4	2.40%	34	3.77%
5	1.90%	35	3.93%
6	2.14%	36	4.07%
7	2.04%	37	4.24%
8	2.29%	38	3.93%
9	2.19%	39	3.98%
10	2.26%	40	4.49%
11	2.45%	41	4.00%
12	2.33%	42	4.19%
13	2.54%	43	4.01%
14	2.40%	44	4.17%
15	2.43%	45	4.00%
16	2.78%	46	4.00%
17	2.47%	47	4.16%
18	2.65%	48	4.02%
19	2.49%	49	4.18%
20	2.66%	50	4.00%
21	2.50%	51	3.99%
22	2.94%	52	4.49%
23	3.10%	53	3.99%
24	3.84%	54	4.17%
25	4.02%	55	4.00%
26	3.86%	56	4.19%
27	3.86%	57	4.02%
28	4.34%	58	4.03%
29	3.85%	59	4.21%
30	4.02%	60	4.06%

(1)	Based on forward one-month LIBOR and six-month LIBOR curves.
(2)	Assumes a constant prepayment rate of 30%.
(3)	Assumes a closing date of 11/28/06, dated date of 11/25/06 and first payment date of 12/25/06.
(4)	Does not include swap payments to the supplemental interest trust, reflects swap payments made by the supplemental interest trust.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

SASCO 2006-BC6 Collateral Summary - Group 1
Collateral information is as of the Statistical Calculation Date.

Total Number of Loans	3,140	Primary Mortgage Insurance Coverage
Total Outstanding Loan Balance	$655,974,581	No	76.2%
Average Loan Principal Balance	$208,909	Yes	23.8%
Fixed Rate	23.2%
Adjustable Rate	76.8%	Primary Mortgage Insurance Coverage
Prepayment Premium	73.8%	(First Lien Loans with LTV > 80%)
Weighted Average Coupon	8.3%	No	65.1%
Weighted Average Margin	5.7%	Yes	34.9%
Weighted Average Initial Periodic Cap	3.0%
Weighted Average Periodic Cap	1.0%	Lien Position
Weighted Average Maximum Rate	15.0%	1st Lien	99.9%
Weighted Average Floor	8.3%	2nd Lien	0.1%
Weighted Average Original Term (mo.)	359
Weighted Average Remaining Term (mo.)	358	Loan Purpose
Weighted Average Loan Age (mo.)	1	Cash Out Refinance	71.2%
Weighted Average Combined LTV	86.7%	Purchase	18.5%
Weighted Average Effective Combined LTV	78.8%	Rate/Term Refinance	10.3%
Weighted Average Full Combined LTV	88.1%
% of Loans with Junior Liens	7.2%	Occupancy Status
Non-Zero Weighted Average FICO	623	Primary Home	90.8%
Non-Zero Weighted Average DTI	43.0%	Investment	6.8%
% IO Loans	18.8%	Second Home	2.4%

Product Type		Geographic Distribution
2 Year Hybrid (Non-Balloon)	33.7%	(Other states account individually for less than
2 Year Hybrid (Balloon)	25.4%	3% of the Statistical Calculation Date principal balance)
Fixed Rate (Non-Balloon)	15.8%	CA	24.5%
3 Year Hybrid (Non-Balloon)	8.4%	FL	9.2%
3 Year Hybrid (Balloon)	7.6%	IL	6.5%
Fixed Rate (Balloon)	7.4%	AZ	5.2%
Other	1.7%	MD	5.0%
		WA	3.0%
Amortization Type
Balloon	40.7%
Fully Amortizing	40.5%
Interest-Only	18.8%

Documentation Type
Full	66.8%
Stated	31.5%
Limited	1.7%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1
Collateral characteristics are listed below as of the Statistical Calculation Date.

Product Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Fully Amortizing Loans:
2/28 ARM (LIBOR)	717	$128,960,328.31	19.66%	8.952%	100.00%	625	91.41%	73.11%	21.83%
Fixed Rate - 30 Year	569	99,804,416.76	15.21	8.196	0.00	626	79.56	75.40	21.48
3/27 ARM (LIBOR)	161	29,749,225.13	4.54	8.519	100.00	630	88.09	59.59	24.67
5/25 ARM (LIBOR)	16	3,117,636.94	0.48	8.743	100.00	641	95.84	81.98	60.88
Fixed Rate - 15 Year	20	2,881,574.69	0.44	8.635	0.00	598	72.64	81.94	16.54
Fixed Rate - 20 Year	9	1,163,220.36	0.18	7.729	0.00	615	77.26	68.23	17.87
Subtotal (Fully Amortizing):	1,492	$265,676,402.19	40.50%	8.609%	60.91%	626	86.37%	72.64%	22.40%

Balloon Loans:
2/28 ARM (LIBOR) - 30/40 Year Balloon	633	$148,184,099.56	22.59%	8.371%	100.00%	605	88.58%	66.47%	25.30%
Fixed Rate - 30/40 Year Balloon	176	41,193,322.57	6.28	7.927	0.00	623	83.04	74.99	26.19
3/27 ARM (LIBOR) - 30/40 Year Balloon	187	40,723,877.98	6.21	8.227	100.00	606	86.43	68.49	20.65
2/28 ARM (LIBOR) - 30/50 Year Balloon	77	18,432,928.32	2.81	7.777	100.00	626	86.04	53.64	28.06
3/27 ARM (LIBOR) - 30/50 Year Balloon	35	8,887,517.90	1.35	8.218	100.00	632	88.47	43.02	41.25
Fixed Rate - 30/50 Year Balloon	25	6,185,845.16	0.94	7.129	0.00	656	79.47	67.24	40.13
5/25 ARM (LIBOR) - 30/40 Year Balloon	12	2,430,455.81	0.37	8.481	100.00	630	95.85	93.58	63.23
Fixed Rate - 15/30 Year Balloon	21	871,999.86	0.13	11.193	0.00	683	100.00	15.19	0.00
Subtotal (Balloon):	1,166	$266,910,047.16	40.69%	8.216%	81.92%	612	87.11%	66.52%	26.06%

Interest-Only Loans:
2/28 ARM (LIBOR)	358	$92,332,981.68	14.08%	7.826%	100.00%	639	87.60%	51.31%	20.96%
3/27 ARM (LIBOR)	104	25,490,749.00	3.89	7.502	100.00	646	84.06	59.36	18.43
5/25 ARM (LIBOR)	20	5,564,401.00	0.85	6.998	100.00	664	85.79	88.03	54.18
Subtotal (Interest-Only):	482	$123,388,131.68	18.81%	7.722%	100.00%	641	86.79%	54.63%	21.94%

Total:	3,140	$655,974,581.03	100.00%	8.282%	76.81%	623	86.75%	66.76%	23.80%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

IO Term
(months)	Mortgage Loans	Principal Balance ($)	% of IO Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Interest-Only Loans:
60	468	$119,805,981.68	97.10%	7.757%	100.00%	640	87.02%	53.83%	21.58%
120	14	3,582,150.00	2.90	6.553	100.00	674	78.89	81.40	33.90
Total:	482	$123,388,131.68	100.00%	7.722%	100.00%	641	86.79%	54.63%	21.94%

Original Amortization Term
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
30 Year Amortization	1,484	$262,503,607.00	40.02%	8.621%	61.65%	626	86.61%	72.36%	22.41%
40 Year Amortization	1,008	232,531,755.92	35.45	8.268	82.28	609	87.30	68.62	25.04
Interest-Only	482	123,388,131.68	18.81	7.722	100.00	641	86.79	54.63	21.94
50 Year Amortization	137	33,506,291.38	5.11	7.774	81.54	633	85.47	53.33	33.79
15 Year Amortization	20	2,881,574.69	0.44	8.635	0.00	598	72.64	81.94	16.54
20 Year Amortization	9	1,163,220.36	0.18	7.729	0.00	615	77.26	68.23	17.87
Total:	3,140	$655,974,581.03	100.00%	8.282%	76.81%	623	86.75%	66.76%	23.80%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Scheduled Principal Balances
($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
0.01 - 50,000.00	36	$1,451,073.22	0.22%	10.293%	15.71%	639	79.13%	56.79%	3.21%
50,000.01 - 100,000.00	308	25,112,865.49	3.83	9.382	55.18	622	86.07	83.92	12.15
100,000.01 - 150,000.00	670	84,652,016.50	12.90	8.901	71.50	616	87.31	79.00	14.87
150,000.01 - 200,000.00	663	115,757,655.76	17.65	8.496	77.43	619	86.90	75.94	17.42
200,000.01 - 250,000.00	482	108,504,592.91	16.54	8.169	79.08	622	87.05	66.97	27.70
250,000.01 - 300,000.00	406	111,773,771.97	17.04	8.022	81.09	623	85.86	67.34	24.94
300,000.01 - 350,000.00	262	85,273,579.51	13.00	7.955	80.49	621	85.94	57.80	27.41
350,000.01 - 400,000.00	218	80,964,413.80	12.34	8.002	79.33	631	87.94	54.01	28.55
400,000.01 - 450,000.00	65	26,946,250.06	4.11	7.979	70.40	635	87.67	50.52	35.57
450,000.01 - 500,000.00	14	6,725,852.40	1.03	7.838	78.21	626	84.04	42.49	42.55
500,000.01 - 550,000.00	10	5,267,556.19	0.80	7.686	59.21	666	85.43	40.47	40.31
550,000.01 - 600,000.00	5	2,832,701.48	0.43	7.802	79.94	643	85.17	60.44	20.27
650,000.01 >=	1	712,251.74	0.11	8.100	100.00	699	95.00	0.00	100.00
Total:	3,140	$655,974,581.03	100.00%	8.282%	76.81%	623	86.75%	66.76%	23.80%

Lien Position
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1st Lien	3,119	$655,102,581.17	99.87%	8.278%	76.92%	623	86.73%	66.83%	23.83%
2nd Lien	21	871,999.86	0.13	11.193	0.00	683	100.00	15.19	0.00
Total:	3,140	$655,974,581.03	100.00%	8.282%	76.81%	623	86.75%	66.76%	23.80%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Loan Purpose
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Cash Out Refinance	2,056	$466,816,106.48	71.16%	8.152%	75.09%	617	85.20%	63.91%	26.48%
Purchase	748	121,640,281.51	18.54	8.849	85.72	650	92.21	73.36	20.38
Rate/Term Refinance	336	67,518,193.04	10.29	8.163	72.67	613	87.62	74.57	11.42
Total:	3,140	$655,974,581.03	100.00%	8.282%	76.81%	623	86.75%	66.76%	23.80%

Occupancy Status
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Primary Home	2,833	$595,498,016.37	90.78%	8.223%	76.41%	619	86.72%	68.31%	22.14%
Investment	235	44,904,460.24	6.85	8.995	79.87	664	87.54	56.95	46.46
Second Home	72	15,572,104.42	2.37	8.468	83.37	668	85.71	36.01	21.95
Total:	3,140	$655,974,581.03	100.00%	8.282%	76.81%	623	86.75%	66.76%	23.80%

Original Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1 - 180	41	$3,753,574.55	0.57%	9.229%	0.00%	618	79.00%	66.43%	12.69%
181 - 240	9	1,163,220.36	0.18	7.729	0.00	615	77.26	68.23	17.87
241 - 360	3,090	651,057,786.12	99.25	8.278	77.39	623	86.81	66.76	23.88
Total:	3,140	$655,974,581.03	100.00%	8.282%	76.81%	623	86.75%	66.76%	23.80%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Remaining Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1 - 180	41	$3,753,574.55	0.57%	9.229%	0.00%	618	79.00%	66.43%	12.69%
181 - 240	9	1,163,220.36	0.18	7.729	0.00	615	77.26	68.23	17.87
241 - 360	3,090	651,057,786.12	99.25	8.278	77.39	623	86.81	66.76	23.88
Total:	3,140	$655,974,581.03	100.00%	8.282%	76.81%	623	86.75%	66.76%	23.80%

State Distribution (Top 10)
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
CA	540	$160,863,529.51	24.52%	7.608%	80.12%	623	82.12%	51.51%	21.00%
FL	301	60,282,701.59	9.19	8.506	73.06	612	85.40	57.30	20.84
IL	217	42,838,654.41	6.53	8.640	92.54	625	88.26	61.48	24.97
AZ	167	34,398,203.02	5.24	7.844	83.09	622	85.73	66.73	29.08
MD	139	32,822,731.01	5.00	8.236	80.51	620	86.60	72.22	36.91
WA	88	19,838,407.71	3.02	7.947	70.56	624	87.64	79.64	28.18
NJ	78	19,462,175.91	2.97	8.268	75.43	621	86.20	70.25	31.31
PA	126	19,342,343.70	2.95	8.497	59.18	625	87.50	73.96	22.08
NY	68	18,690,676.39	2.85	8.245	41.10	631	83.87	66.48	42.40
MI	133	18,070,361.35	2.75	8.894	77.28	624	90.73	82.64	10.33
Other	1,283	229,364,796.43	34.97	8.668	76.09	625	90.07	76.91	22.34
Total:	3,140	$655,974,581.03	100.00%	8.282%	76.81%	623	86.75%	66.76%	23.80%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Original Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	117	$21,016,759.64	3.20%	7.367%	24.80%	619	48.88%	66.59%	0.00%
60.01 to 70.00%	98	21,018,669.25	3.20	7.261	44.61	613	66.35	59.63	0.00
70.01 to 80.00%	807	166,154,891.29	25.33	7.937	68.88	614	78.43	58.97	0.00
80.01 to 85.00%
With MI:	74	17,846,231.63	2.72	8.023	68.73	647	84.76	47.99	100.00
Without MI:	359	79,898,385.81	12.18	8.290	82.82	592	84.44	50.69	0.00
85.01 to 90.00%
With MI:	178	40,815,261.27	6.22	7.887	62.29	648	89.64	63.99	100.00
Without MI:	310	67,305,197.35	10.26	8.142	85.08	611	89.44	63.00	0.00
90.01 to 95.00%
With MI:	313	75,243,292.93	11.47	8.505	88.23	644	94.77	72.03	100.00
Without MI:	279	51,786,097.75	7.89	9.052	93.69	605	94.68	91.19	0.00
95.01 to 100.00%
With MI:	93	22,227,984.16	3.39	8.570	74.98	656	99.90	88.32	100.00
Without MI:	491	91,789,810.09	13.99	8.958	89.49	647	99.92	81.34	0.00
Subtotal (First Lien):	3,119	$655,102,581.17	99.87%	8.278%	76.92%	623	86.73%	66.83%	23.83%

Second Lien Loans:
95.01 to 100.00%	21	$871,999.86	0.13%	11.193%	0.00%	683	100.00%	15.19%	0.00%
Subtotal (Second Lien):	21	$871,999.86	0.13%	11.193%	0.00%	683	100.00%	15.19%	0.00%

Total:	3,140	$655,974,581.03	100.00%	8.282%	76.81%	623	86.75%	66.76%	23.80%

*Includes the loan in the securitization and any senior liens.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Original Effective Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	775	$177,149,529.63	27.01%	8.187%	71.10%	644	87.78%	69.16%	88.14%
60.01 to 70.00%	98	21,018,669.25	3.20	7.261	44.61	613	66.35	59.63	0.00
70.01 to 80.00%	807	166,154,891.29	25.33	7.937	68.88	614	78.43	58.97	0.00
80.01 to 85.00%	359	79,898,385.81	12.18	8.290	82.82	592	84.44	50.69	0.00
85.01 to 90.00%	310	67,305,197.35	10.26	8.142	85.08	611	89.44	63.00	0.00
90.01 to 95.00%	279	51,786,097.75	7.89	9.052	93.69	605	94.68	91.19	0.00
95.01 to 100.00%	491	91,789,810.09	13.99	8.958	89.49	647	99.92	81.34	0.00
Subtotal (First Lien):	3,119	$655,102,581.17	99.87%	8.278%	76.92%	623	86.73%	66.83%	23.83%

Second Lien Loans:
95.01 to 100.00%	21	$871,999.86	0.13%	11.193%	0.00%	683	100.00%	15.19%	0.00%
Subtotal (Second Lien):	21	$871,999.86	0.13%	11.193%	0.00%	683	100.00%	15.19%	0.00%

Total:	3,140	$655,974,581.03	100.00%	8.282%	76.81%	623	86.75%	66.76%	23.80%

*Combined LTV after taking mortgage insurance into account.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Original Full Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	117	$21,016,759.64	3.20%	7.367%	24.80%	619	48.88%	66.59%	0.00%
60.01 to 70.00%	98	21,018,669.25	3.20	7.261	44.61	613	66.35	59.63	0.00
70.01 to 80.00%	558	120,795,611.70	18.41	7.960	63.84	600	77.85	57.04	0.00
80.01 to 85.00%
With MI:	74	17,846,231.63	2.72	8.023	68.73	647	84.76	47.99	100.00
Without MI:	355	79,060,285.81	12.05	8.282	82.64	592	84.45	50.49	0.00
85.01 to 90.00%
With MI:	176	40,319,313.63	6.15	7.878	62.26	648	89.64	64.35	100.00
Without MI:	307	66,742,427.84	10.17	8.138	84.75	611	89.41	63.05	0.00
90.01 to 95.00%
With MI:	313	75,243,292.93	11.47	8.505	88.23	644	94.77	72.03	100.00
Without MI:	297	55,303,719.80	8.43	9.014	93.19	606	93.91	89.58	0.00
95.01 to 100.00%
With MI:	95	22,723,931.80	3.46	8.571	74.76	656	99.68	87.16	100.00
Without MI:	729	135,032,337.14	20.58	8.606	87.37	648	93.54	75.78	0.00
Subtotal (First Lien):	3,119	$655,102,581.17	99.87%	8.278%	76.92%	623	86.73%	66.83%	23.83%

Second Lien Loans:
95.01 to 100.00%	21	$871,999.86	0.13%	11.193%	0.00%	683	100.00%	15.19%	0.00%
Subtotal (Second Lien):	21	$871,999.86	0.13%	11.193%	0.00%	683	100.00%	15.19%	0.00%

Total:	3,140	$655,974,581.03	100.00%	8.282%	76.81%	623	86.75%	66.76%	23.80%

*Includes all liens on the mortgaged property.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

FICO Score
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
500 - 520	105	$19,921,059.70	3.04%	9.267%	72.08%	511	79.40%	87.28%	1.33%
521 - 540	124	22,659,432.57	3.45	9.148	76.43	531	81.55	82.58	2.74
541 - 560	150	32,399,031.15	4.94	8.929	81.00	551	82.89	58.91	4.95
561 - 580	231	47,243,579.42	7.20	8.631	72.34	571	82.55	65.17	7.31
581 - 600	377	78,009,120.87	11.89	8.433	80.09	590	85.52	73.50	14.91
601 - 620	610	127,172,624.81	19.39	8.274	79.72	610	87.73	73.73	23.96
621 - 640	509	103,409,102.52	15.76	8.237	79.62	630	88.64	72.53	27.56
641 - 660	407	89,076,311.46	13.58	8.079	75.42	651	88.32	57.84	33.70
661 - 680	230	49,777,992.86	7.59	7.807	67.45	669	87.27	58.88	33.84
681 - 700	172	36,527,789.07	5.57	7.817	77.79	689	88.60	48.80	38.93
701 - 720	93	19,163,017.02	2.92	7.873	68.93	710	90.30	59.27	27.23
721 - 740	61	13,778,484.22	2.10	7.701	78.03	728	89.32	54.11	36.70
741 - 760	38	9,829,223.48	1.50	7.739	77.03	750	87.20	47.18	51.19
761 - 780	20	4,333,285.11	0.66	8.090	77.45	768	88.14	39.91	39.94
781 >=	13	2,674,526.77	0.41	7.516	56.77	792	92.55	75.47	54.36
Total:	3,140	$655,974,581.03	100.00%	8.282%	76.81%	623	86.75%	66.76%	23.80%

Property Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Single Family	2,486	$501,369,111.11	76.43%	8.271%	75.61%	621	86.88%	68.80%	23.44%
PUD	321	75,738,127.73	11.55	8.267	84.74	616	86.69	65.07	18.03
2-4 Family	150	40,608,315.40	6.19	8.265	67.81	643	83.29	53.21	31.00
Condo	182	38,099,026.79	5.81	8.485	86.74	640	88.81	57.67	32.45
Condotel	1	160,000.00	0.02	7.725	0.00	767	80.00	100.00	0.00
Total:	3,140	$655,974,581.03	100.00%	8.282%	76.81%	623	86.75%	66.76%	23.80%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Prepayment Premium Term by Product Type ($)
Amortization Type	No Premium	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	$82,525,550.98	$17,503,727.11	$287,881,059.78	$0.00	$0.00	$0.00	$387,910,337.87
Fixed Rate	32,096,720.24	10,206,541.23	3,499,832.04	106,297,285.89	0.00	0.00	152,100,379.40
3 Year Hybrid	56,529,930.92	688,630.57	1,532,311.31	46,100,497.21	0.00	0.00	104,851,370.01
5 Year Hybrid	961,699.46	522,336.82	196,143.62	9,432,313.85	0.00	0.00	11,112,493.75
Total:	$172,113,901.60	$28,921,235.73	$293,109,346.75	$161,830,096.95	$0.00	$0.00	$655,974,581.03

Prepayment Premium Term by Product Type (%)
Amortization Type	No Premium	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	12.58%	2.67%	43.89%	0.00%	0.00%	0.00%	59.13%
Fixed Rate	4.89	1.56	0.53	16.20	0.00	0.00	23.19
3 Year Hybrid	8.62	0.10	0.23	7.03	0.00	0.00	15.98
5 Year Hybrid	0.15	0.08	0.03	1.44	0.00	0.00	1.69
Total:	26.24%	4.41%	44.68%	24.67%	0.00%	0.00%	100.00%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Prepayment Premium Description - Top 5
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
6 Mo. Int. on Amount Prepaid > 20% Orig. Bal.	1,819	$408,724,765.59	62.31%	8.017%	74.90%	622	85.36%	63.20%	24.02%
None	830	172,113,901.60	26.24	8.633	81.35	626	88.06	67.88	27.09
1% of Amount Prepaid	139	19,422,463.99	2.96	8.990	77.69	621	91.21	82.83	9.61
2% of UPB	107	17,879,787.37	2.73	8.424	78.86	628	88.87	76.89	18.68
1% of Orig. Bal.	102	14,565,807.38	2.22	8.785	68.85	619	91.35	86.76	13.58
Other	143	23,267,855.10	3.55	9.333	79.49	619	93.29	87.26	17.87
Total:	3,140	$655,974,581.03	100.00%	8.282%	76.81%	623	86.75%	66.76%	23.80%

Documentation Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Full	2,224	$437,943,460.66	66.76%	8.223%	74.06%	618	87.92%	100.00%	24.78%
Stated	871	206,710,859.35	31.51	8.438	82.06	635	84.30	0.00	22.31
Limited	45	11,320,261.02	1.73	7.703	87.48	620	86.14	0.00	13.35
Total:	3,140	$655,974,581.03	100.00%	8.282%	76.81%	623	86.75%	66.76%	23.80%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Debt to Income Ratio*
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Full Doc Loans:
20.01 to 25.00	77	$12,897,957.96	1.97%	8.564%	58.68%	606	84.23%	100.00%	25.11%
25.01 to 30.00	132	22,778,160.55	3.47	8.323	71.63	624	85.82	100.00	21.82
30.01 to 35.00	213	37,797,222.23	5.76	8.066	69.87	624	86.20	100.00	29.25
35.01 to 40.00	329	62,942,741.38	9.60	8.215	75.45	616	87.48	100.00	24.71
40.01 to 45.00	420	80,804,788.13	12.32	8.238	76.18	614	88.08	100.00	26.19
45.01 to 50.00	678	136,451,538.57	20.80	8.116	78.51	620	87.94	100.00	21.09
50.01 to 55.00	321	72,895,800.47	11.11	8.349	72.27	614	89.99	100.00	31.92
55.01 to 60.00	54	11,375,251.37	1.73	8.592	45.69	621	89.91	100.00	4.30
Subtotal (Full Doc):	2,224	$437,943,460.66	66.76%	8.223%	74.06%	618	87.92%	100.00%	24.78%

Non-Full Doc Loans:
20.01 to 25.00	30	$5,574,113.34	0.85%	8.248%	85.42%	656	81.11%	0.00%	23.63%
25.01 to 30.00	45	7,733,523.55	1.18	8.535	64.68	640	82.13	0.00	23.57
30.01 to 35.00	87	17,356,096.64	2.65	8.453	88.31	636	84.76	0.00	24.49
35.01 to 40.00	150	35,393,697.70	5.40	8.457	78.67	634	83.30	0.00	23.80
40.01 to 45.00	256	65,171,163.23	9.94	8.306	86.14	637	85.31	0.00	19.87
45.01 to 50.00	303	75,737,163.15	11.55	8.486	83.15	627	84.51	0.00	21.60
50.01 to 55.00	42	10,097,000.73	1.54	8.077	71.39	644	84.46	0.00	24.77
55.01 to 60.00	3	968,362.03	0.15	8.160	28.04	650	82.37	0.00	0.00
Subtotal (Non-Full Doc):	916	$218,031,120.37	33.24%	8.400%	82.34%	634	84.39%	0.00%	21.84%

Total:	3,140	$655,974,581.03	100.00%	8.282%	76.81%	623	86.75%	66.76%	23.80%

*The Debt-to-Income Ratios for the Mortgage Loans with non-full documentation may have been originated under programs pursuant to which there was no verification of the borrowers' income.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Mortgage Rates
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Adjustable Rate Loans:
5.501 to 6.000	29	$7,881,672.85	1.20%	5.823%	100.00%	665	75.75%	78.74%	10.98%
6.001 to 6.500	67	17,365,130.29	2.65	6.341	100.00	654	79.26	77.03	25.16
6.501 to 7.000	169	42,699,713.89	6.51	6.794	100.00	633	82.43	69.48	20.30
7.001 to 7.500	225	54,398,712.68	8.29	7.308	100.00	636	85.73	66.15	22.51
7.501 to 8.000	373	87,117,624.08	13.28	7.781	100.00	631	87.31	64.17	23.94
8.001 to 8.500	335	77,656,886.97	11.84	8.289	100.00	620	89.47	57.47	27.55
8.501 to 9.000	393	86,929,607.99	13.25	8.780	100.00	611	90.74	59.81	24.93
9.001 to 9.500	261	54,041,605.57	8.24	9.268	100.00	608	91.75	63.73	26.08
9.501 to 10.000	225	40,361,343.95	6.15	9.753	100.00	610	92.65	66.84	23.85
10.001 to 10.500	118	17,527,850.91	2.67	10.248	100.00	615	94.87	67.37	22.14
10.501 to 11.000	70	10,563,099.42	1.61	10.749	100.00	606	95.40	70.97	17.39
Greater than 11.000	55	7,330,953.03	1.12	11.525	100.00	597	95.25	80.05	17.04
Subtotal (ARM Loans):	2,320	$503,874,201.63	76.81%	8.336%	100.00%	622	88.65%	64.37%	23.96%

Fixed Rate Loans:
5.501 to 6.000	1	$295,000.00	0.04%	5.775%	0.00%	736	48.36%	100.00%	0.00%
6.001 to 6.500	52	13,703,880.73	2.09	6.439	0.00	667	72.61	80.12	18.63
6.501 to 7.000	117	26,499,915.54	4.04	6.819	0.00	649	77.83	85.84	20.65
7.001 to 7.500	96	21,758,344.15	3.32	7.317	0.00	636	77.85	71.37	19.40
7.501 to 8.000	120	24,688,138.08	3.76	7.780	0.00	638	82.02	78.80	26.35
8.001 to 8.500	71	12,947,244.75	1.97	8.262	0.00	615	82.80	77.13	34.78
8.501 to 9.000	108	18,672,721.46	2.85	8.804	0.00	607	83.92	70.66	25.86
9.001 to 9.500	55	8,669,826.71	1.32	9.282	0.00	590	81.63	70.11	30.45
9.501 to 10.000	68	11,010,318.39	1.68	9.776	0.00	591	85.45	68.51	24.58
10.001 to 10.500	34	4,159,067.23	0.63	10.242	0.00	589	83.71	70.62	16.65
10.501 to 11.000	43	5,410,245.84	0.82	10.749	0.00	598	83.93	44.92	19.00
Greater than 11.000	55	4,285,676.52	0.65	11.699	0.00	578	83.64	56.50	5.56
Subtotal (Fixed Rate):	820	$152,100,379.40	23.19%	8.102%	0.00%	626	80.46%	74.68%	23.27%

Total:	3,140	$655,974,581.03	100.00%	8.282%	76.81%	623	86.75%	66.76%	23.80%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Gross Margin
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
3.001 - 3.500	3	$455,421.02	0.09%	7.324%	100.00%	648	90.85%	64.90%	0.00%
3.501 - 4.000	8	1,532,293.51	0.30	7.145	100.00	658	86.86	100.00	0.00
4.001 - 4.500	12	2,517,397.82	0.50	7.942	100.00	643	84.52	75.37	9.83
4.501 - 5.000	492	114,075,765.70	22.64	7.788	100.00	646	87.18	50.23	31.78
5.001 - 5.500	124	28,740,530.74	5.70	7.962	100.00	641	88.45	51.93	30.21
5.501 - 6.000	896	193,122,677.90	38.33	8.371	100.00	616	89.09	68.63	22.76
6.001 - 6.500	737	154,824,783.61	30.73	8.745	100.00	609	89.40	69.85	19.49
6.501 - 7.000	32	6,374,732.40	1.27	8.954	100.00	595	85.15	95.88	17.57
7.001 - 7.500	9	1,050,494.49	0.21	9.549	100.00	654	94.30	70.92	0.00
7.501 - 8.000	7	1,180,104.44	0.23	9.583	100.00	616	88.97	73.34	25.98
Total:	2,320	$503,874,201.63	100.00%	8.336%	100.00%	622	88.65%	64.37%	23.96%

Initial Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
3.000	2,320	$503,874,201.63	100.00%	8.336%	100.00%	622	88.65%	64.37%	23.96%
Total:	2,320	$503,874,201.63	100.00%	8.336%	100.00%	622	88.65%	64.37%	23.96%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Subsequent Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1.000	2,320	$503,874,201.63	100.00%	8.336%	100.00%	622	88.65%	64.37%	23.96%
Total:	2,320	$503,874,201.63	100.00%	8.336%	100.00%	622	88.65%	64.37%	23.96%

Maximum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
10.501 - 11.000	1	$357,203.55	0.07%	7.850%	100.00%	719	92.91%	0.00%	100.00%
11.501 - 12.000	3	752,779.55	0.15	7.913	100.00	637	87.86	100.00	0.00
12.001 - 12.500	11	3,043,984.09	0.60	6.577	100.00	663	87.71	100.00	32.95
12.501 - 13.000	41	11,045,706.34	2.19	6.192	100.00	659	80.05	81.29	19.55
13.001 - 13.500	108	26,866,001.74	5.33	6.782	100.00	651	85.05	80.48	23.96
13.501 - 14.000	242	58,775,996.25	11.66	7.128	100.00	641	86.22	73.29	24.57
14.001 - 14.500	275	65,834,238.49	13.07	7.664	100.00	636	88.19	65.02	27.93
14.501 - 15.000	434	101,872,206.07	20.22	8.113	100.00	625	89.08	68.37	26.33
15.001 - 15.500	361	78,664,528.39	15.61	8.598	100.00	615	89.83	61.22	26.90
15.501 - 16.000	382	75,598,845.70	15.00	9.078	100.00	609	89.88	56.11	18.97
16.001 - 16.500	224	41,669,026.36	8.27	9.563	100.00	601	89.97	55.04	19.45
16.501 - 17.000	147	24,826,038.66	4.93	10.075	100.00	589	89.67	53.02	22.63
17.001 - 17.500	56	8,443,011.68	1.68	10.693	100.00	600	92.15	60.60	17.92
17.501 - 18.000	23	3,951,436.65	0.78	11.126	100.00	600	93.44	42.51	4.09
18.001 - 18.500	9	1,525,660.24	0.30	11.595	100.00	555	91.52	50.08	15.57
18.501 - 19.000	2	477,662.87	0.09	12.226	100.00	582	98.06	38.76	0.00
19.001 - 19.500	1	169,875.00	0.03	12.500	100.00	513	75.00	0.00	0.00
Total:	2,320	$503,874,201.63	100.00%	8.336%	100.00%	622	88.65%	64.37%	23.96%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Minimum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
5.501 - 6.000	29	$7,881,672.85	1.56%	5.823%	100.00%	665	75.75%	78.74%	10.98%
6.001 - 6.500	68	17,558,915.96	3.48	6.361	100.00	654	79.49	76.18	24.88
6.501 - 7.000	169	42,699,713.89	8.47	6.794	100.00	633	82.43	69.48	20.30
7.001 - 7.500	225	54,398,712.68	10.80	7.308	100.00	636	85.73	66.15	22.51
7.501 - 8.000	373	87,117,624.08	17.29	7.781	100.00	631	87.31	64.17	23.94
8.001 - 8.500	334	77,463,101.30	15.37	8.289	100.00	620	89.45	57.61	27.62
8.501 - 9.000	393	86,929,607.99	17.25	8.780	100.00	611	90.74	59.81	24.93
9.001 - 9.500	261	54,041,605.57	10.73	9.268	100.00	608	91.75	63.73	26.08
9.501 - 10.000	225	40,361,343.95	8.01	9.753	100.00	610	92.65	66.84	23.85
10.001 - 10.500	118	17,527,850.91	3.48	10.248	100.00	615	94.87	67.37	22.14
10.501 - 11.000	70	10,563,099.42	2.10	10.749	100.00	606	95.40	70.97	17.39
11.001 - 11.500	35	4,685,357.12	0.93	11.254	100.00	605	95.24	81.82	18.14
11.501 - 12.000	14	1,696,441.65	0.34	11.805	100.00	604	97.20	74.03	9.52
12.001 - 12.500	5	763,991.39	0.15	12.233	100.00	547	91.04	77.76	31.08
12.501 - 13.000	1	185,162.87	0.04	12.900	100.00	545	95.00	100.00	0.00
Total:	2,320	$503,874,201.63	100.00%	8.336%	100.00%	622	88.65%	64.37%	23.96%

Months to Next Rate Adjustment
(months)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
13 - 24	1,778	$386,147,337.87	76.64%	8.411%	100.00%	620	89.18%	64.55%	23.17%
25 - 36	493	106,487,070.01	21.13	8.119	100.00	625	86.47	61.37	23.20
37 >=	49	11,239,793.75	2.23	7.831	100.00	650	90.86	86.55	58.51
Total:	2,320	$503,874,201.63	100.00%	8.336%	100.00%	622	88.65%	64.37%	23.96%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

SASCO 2006-BC6 Collateral Summary - Group 2
Collateral information is as of the Statistical Calculation Date.

Total Number of Loans	2,311	Primary Mortgage Insurance Coverage
Total Outstanding Loan Balance	$662,911,579	No	85.6%
Average Loan Principal Balance	$286,850	Yes	14.4%
Fixed Rate	24.6%
Adjustable Rate	75.4%	Primary Mortgage Insurance Coverage
Prepayment Premium	77.8%	(First Lien Loans with LTV > 80%)
Weighted Average Coupon	8.2%	No	73.8%
Weighted Average Margin	5.8%	Yes	26.2%
Weighted Average Initial Periodic Cap	3.0%
Weighted Average Periodic Cap	1.0%	Lien Position
Weighted Average Maximum Rate	14.8%	1st Lien	97.6%
Weighted Average Floor	8.2%	2nd Lien	2.4%
Weighted Average Original Term (mo.)	355
Weighted Average Remaining Term (mo.)	354	Loan Purpose
Weighted Average Loan Age (mo.)	1	Cash Out Refinance	49.5%
Weighted Average Combined LTV	84.9%	Purchase	44.4%
Weighted Average Effective Combined LTV	79.7%	Rate/Term Refinance	6.1%
Weighted Average Full Combined LTV	87.2%
% of Loans with Junior Liens	12.1%	Occupancy Status
Non-Zero Weighted Average FICO	638	Primary Home	95.5%
Non-Zero Weighted Average DTI	42.0%	Investment	3.0%
% IO Loans	29.6%	Second Home	1.5%

Product Type		Geographic Distribution
2 Year Hybrid (Non-Balloon)	35.1%	(Other states account individually for less than
2 Year Hybrid (Balloon)	25.4%	3% of the Statistical Calculation Date principal balance)
Fixed Rate (Non-Balloon)	15.8%	CA	45.6%
Fixed Rate (Balloon)	8.8%	FL	7.9%
3 Year Hybrid (Non-Balloon)	6.9%	NY	5.4%
3 Year Hybrid (Balloon)	4.8%	IL	4.1%
Other	3.2%	AZ	3.8%
		NJ	3.8%
Amortization Type		MD	3.5%
Balloon	39.3%
Fully Amortizing	31.1%
Interest-Only	29.6%

Documentation Type
Full	58.0%
Stated	39.3%
Limited	2.0%
No Documentation	0.8%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2
Collateral characteristics are listed below as of the Statistical Calculation Date.

Product Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Fully Amortizing Loans:
2/28 ARM (LIBOR)	438	$96,419,618.16	14.54%	8.784%	100.00%	630	86.97%	61.66%	11.94%
Fixed Rate - 30 Year	287	80,855,743.69	12.20	7.811	0.00	634	74.77	68.56	9.18
3/27 ARM (LIBOR)	108	24,023,276.02	3.62	8.293	100.00	627	79.54	57.52	9.38
5/25 ARM (LIBOR)	8	2,985,448.01	0.45	8.448	100.00	668	94.05	36.82	34.49
Fixed Rate - 15 Year	13	1,631,341.84	0.25	8.588	0.00	602	54.94	34.05	0.00
Fixed Rate - 20 Year	3	398,806.57	0.06	8.000	0.00	593	60.26	100.00	0.00
Subtotal (Fully Amortizing):	857	$206,314,234.29	31.12%	8.337%	59.83%	631	81.12%	63.38%	10.77%

Balloon Loans:
2/28 ARM (LIBOR) - 30/40 Year Balloon	478	$149,601,016.18	22.57%	8.267%	100.00%	618	85.23%	61.79%	17.09%
Fixed Rate - 30/40 Year Balloon	112	39,103,112.73	5.90	7.517	0.00	649	80.05	72.36	14.94
3/27 ARM (LIBOR) - 30/40 Year Balloon	93	27,189,283.38	4.10	8.290	100.00	603	73.87	49.55	6.94
2/28 ARM (LIBOR) - 30/50 Year Balloon	54	18,645,715.61	2.81	7.864	100.00	643	84.99	44.61	13.15
Fixed Rate - 15/30 Year Balloon	222	15,801,272.38	2.38	11.308	0.00	676	99.92	24.21	0.00
3/27 ARM (LIBOR) - 30/50 Year Balloon	11	4,434,051.80	0.67	7.254	100.00	669	75.89	33.08	7.60
Fixed Rate - 30/50 Year Balloon	9	3,301,528.00	0.50	7.383	0.00	660	87.13	61.22	14.81
5/25 ARM (LIBOR) - 30/40 Year Balloon	6	2,431,100.35	0.37	7.763	100.00	718	98.87	87.21	61.01
Subtotal (Balloon):	985	$260,507,080.43	39.30%	8.279%	77.66%	629	84.14%	58.33%	14.61%

Interest-Only Loans:
2/28 ARM (LIBOR)	328	$136,515,869.20	20.59%	7.929%	100.00%	655	91.55%	48.20%	18.17%
Fixed Rate - 30 Year	64	21,970,511.35	3.31	7.169	0.00	659	81.64	68.54	22.75
3/27 ARM (LIBOR)	50	21,813,849.27	3.29	7.659	100.00	651	86.56	54.16	11.72
5/25 ARM (LIBOR)	27	15,790,034.88	2.38	7.529	100.00	673	90.73	56.95	19.90
Subtotal (Interest-Only):	469	$196,090,264.70	29.58%	7.782%	88.80%	656	89.82%	51.84%	18.11%

Total:	2,311	$662,911,579.42	100.00%	8.150%	75.40%	638	84.88%	57.98%	14.45%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

IO Term
(months)	Mortgage Loans	Principal Balance ($)	% of IO Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Interest-Only Loans:
60	463	$192,304,664.70	98.07%	7.801%	88.58%	656	89.89%	51.36%	18.01%
120	6	3,785,600.00	1.93	6.800	100.00	681	86.12	76.39	23.11
Total:	469	$196,090,264.70	100.00%	7.782%	88.80%	656	89.82%	51.84%	18.11%

Original Amortization Term
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
30 Year Amortization	1,063	$220,085,358.26	33.20%	8.549%	56.08%	635	82.70%	60.72%	10.09%
40 Year Amortization	689	218,324,512.64	32.93	8.130	82.09	623	83.04	62.44	15.93
Interest-Only	469	196,090,264.70	29.58	7.782	88.80	656	89.82	51.84	18.11
50 Year Amortization	74	26,381,295.41	3.98	7.702	87.49	650	83.73	44.75	12.42
15 Year Amortization	13	1,631,341.84	0.25	8.588	0.00	602	54.94	34.05	0.00
20 Year Amortization	3	398,806.57	0.06	8.000	0.00	593	60.26	100.00	0.00
Total:	2,311	$662,911,579.42	100.00%	8.150%	75.40%	638	84.88%	57.98%	14.45%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Scheduled Principal Balances
($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
0.01 - 50,000.00	88	$3,265,348.65	0.49%	10.893%	9.95%	665	90.69%	45.84%	0.00%
50,000.01 - 100,000.00	263	20,221,097.66	3.05	9.970	36.64	630	80.71	55.69	2.44
100,000.01 - 150,000.00	293	36,835,533.67	5.56	9.237	62.48	615	78.81	62.74	4.95
150,000.01 - 200,000.00	301	52,756,465.84	7.96	8.675	81.54	614	79.47	62.94	7.52
200,000.01 - 250,000.00	265	59,705,246.26	9.01	8.295	81.09	621	80.76	66.58	10.22
250,000.01 - 300,000.00	203	55,973,694.46	8.44	8.294	80.55	622	82.32	55.98	15.96
300,000.01 - 350,000.00	163	53,131,385.14	8.01	8.075	81.16	637	84.59	53.72	14.02
350,000.01 - 400,000.00	107	39,984,430.99	6.03	7.959	80.42	652	86.45	50.51	19.70
400,000.01 - 450,000.00	149	64,016,506.89	9.66	7.858	77.35	639	87.75	49.52	18.86
450,000.01 - 500,000.00	159	75,707,650.60	11.42	7.789	74.23	639	84.88	58.28	23.23
500,000.01 - 550,000.00	105	55,347,734.40	8.35	7.799	81.02	645	88.27	54.37	17.08
550,000.01 - 600,000.00	78	44,912,328.62	6.78	7.733	78.04	647	88.37	57.76	23.00
600,000.01 - 650,000.00	50	31,194,516.56	4.71	7.826	78.17	659	92.60	65.90	10.11
650,000.01 >=	87	69,859,639.68	10.54	7.803	67.74	664	86.97	61.64	9.36
Total:	2,311	$662,911,579.42	100.00%	8.150%	75.40%	638	84.88%	57.98%	14.45%

Lien Position
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1st Lien	2,087	$647,020,592.79	97.60%	8.073%	77.25%	637	84.51%	58.81%	14.80%
2nd Lien	224	15,890,986.63	2.40	11.309	0.00	676	99.92	24.46	0.00
Total:	2,311	$662,911,579.42	100.00%	8.150%	75.40%	638	84.88%	57.98%	14.45%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Loan Purpose
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Cash Out Refinance	1,038	$327,819,578.47	49.45%	7.883%	66.68%	624	78.68%	59.25%	15.09%
Purchase	1,154	294,449,960.67	44.42	8.522	85.49	654	92.22	55.30	14.43
Rate/Term Refinance	119	40,642,040.28	6.13	7.610	72.71	627	81.70	67.21	9.41
Total:	2,311	$662,911,579.42	100.00%	8.150%	75.40%	638	84.88%	57.98%	14.45%

Occupancy Status
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Primary Home	2,173	$633,335,912.71	95.54%	8.129%	75.63%	637	85.31%	58.54%	14.60%
Investment	86	19,696,586.84	2.97	8.563	80.33	649	72.99	55.07	9.10
Second Home	52	9,879,079.87	1.49	8.672	51.15	670	81.03	28.10	15.16
Total:	2,311	$662,911,579.42	100.00%	8.150%	75.40%	638	84.88%	57.98%	14.45%

Original Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1 - 180	235	$17,432,614.22	2.63%	11.054%	0.00%	669	95.71%	25.13%	0.00%
181 - 240	3	398,806.57	0.06	8.000	0.00	593	60.26	100.00	0.00
241 - 360	2,073	645,080,158.63	97.31	8.072	77.49	637	84.60	58.85	14.85
Total:	2,311	$662,911,579.42	100.00%	8.150%	75.40%	638	84.88%	57.98%	14.45%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Remaining Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1 - 180	235	$17,432,614.22	2.63%	11.054%	0.00%	669	95.71%	25.13%	0.00%
181 - 240	3	398,806.57	0.06	8.000	0.00	593	60.26	100.00	0.00
241 - 360	2,073	645,080,158.63	97.31	8.072	77.49	637	84.60	58.85	14.85
Total:	2,311	$662,911,579.42	100.00%	8.150%	75.40%	638	84.88%	57.98%	14.45%

State Distribution (Top 10)
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
CA	771	$302,087,294.48	45.57%	7.766%	78.90%	644	85.75%	55.07%	16.01%
FL	249	52,310,743.00	7.89	8.578	69.56	626	81.37	54.63	13.86
NY	98	35,934,249.65	5.42	8.019	42.93	651	78.74	47.49	24.64
IL	113	27,040,615.51	4.08	8.786	88.17	625	82.91	55.85	12.02
AZ	112	25,346,864.45	3.82	8.164	88.86	632	85.75	61.03	12.17
NJ	90	25,225,174.20	3.81	8.266	70.64	638	80.68	56.17	19.25
MD	84	23,069,622.73	3.48	8.328	82.02	616	80.37	56.29	8.73
NV	46	13,692,301.24	2.07	8.033	82.93	644	89.92	66.64	15.09
TX	75	13,595,457.99	2.05	9.457	64.82	604	88.28	89.40	3.28
MA	40	13,188,887.02	1.99	8.474	78.26	647	89.95	66.48	21.12
Other	633	131,420,369.15	19.82	8.557	73.13	634	86.40	64.38	9.74
Total:	2,311	$662,911,579.42	100.00%	8.150%	75.40%	638	84.88%	57.98%	14.45%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Original Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	256	$47,314,982.35	7.14%	7.858%	60.05%	595	50.54%	55.83%	0.00%
60.01 to 70.00%	268	69,815,879.56	10.53	7.762	59.67	602	66.48	57.08	0.00
70.01 to 80.00%	539	164,106,794.25	24.76	7.747	72.27	636	78.26	51.69	0.00
80.01 to 85.00%
With MI:	15	4,590,147.31	0.69	7.418	18.98	637	84.58	59.07	100.00
Without MI:	90	36,246,336.56	5.47	7.793	67.10	619	84.44	65.23	0.00
85.01 to 90.00%
With MI:	37	14,254,914.55	2.15	7.908	63.21	643	89.56	53.30	100.00
Without MI:	119	48,270,842.44	7.28	7.716	77.01	632	89.55	61.68	0.00
90.01 to 95.00%
With MI:	107	41,322,806.50	6.23	8.269	91.18	659	94.72	57.30	100.00
Without MI:	145	49,785,919.81	7.51	8.744	93.46	628	94.76	72.78	0.00
95.01 to 100.00%
With MI:	102	35,610,353.96	5.37	8.348	82.76	649	99.88	97.24	100.00
Without MI:	409	135,701,615.50	20.47	8.563	92.94	669	99.97	52.41	0.00
Subtotal (First Lien):	2,087	$647,020,592.79	97.60%	8.073%	77.25%	637	84.51%	58.81%	14.80%

Second Lien Loans:
90.01 to 95.00%	4	$259,650.00	0.04%	11.544%	0.00%	702	95.00%	0.00%	0.00%
95.01 to 100.00%	220	15,631,336.63	2.36	11.305	0.00	676	100.00	24.87	0.00
Subtotal (Second Lien):	224	$15,890,986.63	2.40%	11.309%	0.00%	676	99.92%	24.46%	0.00%

Total:	2,311	$662,911,579.42	100.00%	8.150%	75.40%	638	84.88%	57.98%	14.45%

*Includes the loan in the securitization and any senior liens.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Original Effective Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	517	$143,093,204.67	21.59%	8.089%	73.69%	633	80.56%	66.41%	66.93%
60.01 to 70.00%	268	69,815,879.56	10.53	7.762	59.67	602	66.48	57.08	0.00
70.01 to 80.00%	539	164,106,794.25	24.76	7.747	72.27	636	78.26	51.69	0.00
80.01 to 85.00%	90	36,246,336.56	5.47	7.793	67.10	619	84.44	65.23	0.00
85.01 to 90.00%	119	48,270,842.44	7.28	7.716	77.01	632	89.55	61.68	0.00
90.01 to 95.00%	145	49,785,919.81	7.51	8.744	93.46	628	94.76	72.78	0.00
95.01 to 100.00%	409	135,701,615.50	20.47	8.563	92.94	669	99.97	52.41	0.00
Subtotal (First Lien):	2,087	$647,020,592.79	97.60%	8.073%	77.25%	637	84.51%	58.81%	14.80%

Second Lien Loans:
90.01 to 95.00%	4	$259,650.00	0.04%	11.544%	0.00%	702	95.00%	0.00%	0.00%
95.01 to 100.00%	220	15,631,336.63	2.36	11.305	0.00	676	100.00	24.87	0.00
Subtotal (Second Lien):	224	$15,890,986.63	2.40%	11.309%	0.00%	676	99.92%	24.46%	0.00%

Total:	2,311	$662,911,579.42	100.00%	8.150%	75.40%	638	84.88%	57.98%	14.45%

*Combined LTV after taking mortgage insurance into account.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Original Full Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	255	$47,124,982.35	7.11%	7.854%	59.89%	595	50.54%	56.06%	0.00%
60.01 to 70.00%	269	70,005,879.56	10.56	7.765	59.78	602	66.43	56.93	0.00
70.01 to 80.00%	272	87,175,850.75	13.15	7.786	55.98	615	76.77	57.36	0.00
80.01 to 85.00%
With MI:	15	4,590,147.31	0.69	7.418	18.98	637	84.58	59.07	100.00
Without MI:	90	36,486,086.56	5.50	7.780	67.32	620	84.39	64.23	0.00
85.01 to 90.00%
With MI:	33	13,296,459.55	2.01	7.834	60.56	645	89.53	57.15	100.00
Without MI:	117	48,186,692.44	7.27	7.704	76.97	632	89.39	61.96	0.00
90.01 to 95.00%
With MI:	108	41,487,011.50	6.26	8.273	91.21	658	94.63	56.11	100.00
Without MI:	148	51,552,704.81	7.78	8.731	93.69	629	94.16	70.89	0.00
95.01 to 100.00%
With MI:	105	36,404,603.96	5.49	8.358	83.14	649	99.74	96.22	100.00
Without MI:	675	210,710,174.00	31.79	8.257	92.07	666	92.91	50.19	0.00
Subtotal (First Lien):	2,087	$647,020,592.79	97.60%	8.073%	77.25%	637	84.51%	58.81%	14.80%

Second Lien Loans:
90.01 to 95.00%	4	$259,650.00	0.04%	11.544%	0.00%	702	95.00%	0.00%	0.00%
95.01 to 100.00%	220	15,631,336.63	2.36	11.305	0.00	676	100.00	24.87	0.00
Subtotal (Second Lien):	224	$15,890,986.63	2.40%	11.309%	0.00%	676	99.92%	24.46%	0.00%

Total:	2,311	$662,911,579.42	100.00%	8.150%	75.40%	638	84.88%	57.98%	14.45%

*Includes all liens on the mortgaged property.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

FICO Score
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
500 - 520	83	$17,506,119.79	2.64%	9.285%	87.97%	509	68.31%	81.28%	0.00%
521 - 540	102	21,431,360.86	3.23	8.740	91.69	531	69.21	69.96	0.56
541 - 560	143	31,793,849.97	4.80	8.897	79.03	552	72.41	66.91	1.34
561 - 580	133	38,034,364.53	5.74	8.359	79.29	570	74.98	63.71	2.56
581 - 600	190	52,207,133.64	7.88	8.263	72.93	590	80.15	69.03	7.66
601 - 620	275	78,373,297.60	11.82	8.314	76.91	610	85.67	67.54	26.30
621 - 640	302	94,757,219.71	14.29	8.016	76.52	631	87.30	74.10	19.89
641 - 660	375	103,355,673.46	15.59	8.180	72.02	651	88.96	49.40	18.43
661 - 680	285	86,589,900.97	13.06	7.831	71.33	670	87.32	46.80	14.14
681 - 700	156	53,737,149.05	8.11	7.794	71.49	690	89.41	45.91	13.39
701 - 720	105	31,488,955.35	4.75	8.012	83.51	710	90.96	34.00	11.02
721 - 740	70	23,876,577.81	3.60	7.721	64.81	730	88.54	46.79	6.89
741 - 760	48	15,217,956.50	2.30	7.655	71.33	750	92.54	37.77	13.98
761 - 780	31	10,885,617.22	1.64	7.837	72.55	769	92.41	40.89	26.85
781 >=	13	3,656,402.96	0.55	7.886	95.96	789	84.82	58.09	58.54
Total:	2,311	$662,911,579.42	100.00%	8.150%	75.40%	638	84.88%	57.98%	14.45%

Property Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Single Family	1,719	$495,524,053.75	74.75%	8.093%	74.34%	637	85.09%	57.94%	14.94%
PUD	308	93,821,564.40	14.15	8.243	80.54	631	85.42	65.27	7.58
Condo	158	37,647,731.16	5.68	8.424	76.12	653	85.51	45.56	19.52
2-4 Family	124	35,542,181.30	5.36	8.405	76.05	641	79.83	52.04	20.54
Manufactured Housing	2	376,048.81	0.06	8.390	60.86	744	85.57	100.00	0.00
Total:	2,311	$662,911,579.42	100.00%	8.150%	75.40%	638	84.88%	57.98%	14.45%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Prepayment Premium Term by Product Type ($)
Amortization Type	No Premium	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	$79,933,246.54	$24,565,493.13	$296,084,396.70	$599,082.78	$0.00	$0.00	$401,182,219.15
Fixed Rate	28,332,428.30	20,900,501.04	5,151,170.94	108,678,216.28	0.00	0.00	163,062,316.56
3 Year Hybrid	37,915,278.71	796,910.00	617,500.00	38,130,771.76	0.00	0.00	77,460,460.47
5 Year Hybrid	1,029,789.55	2,846,729.62	247,294.42	17,082,769.65	0.00	0.00	21,206,583.24
Total:	$147,210,743.10	$49,109,633.79	$302,100,362.06	$164,490,840.47	$0.00	$0.00	$662,911,579.42

Prepayment Premium Term by Product Type (%)
Amortization Type	No Premium	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	12.06%	3.71%	44.66%	0.09%	0.00%	0.00%	60.52%
Fixed Rate	4.27	3.15	0.78	16.39	0.00	0.00	24.60
3 Year Hybrid	5.72	0.12	0.09	5.75	0.00	0.00	11.68
5 Year Hybrid	0.16	0.43	0.04	2.58	0.00	0.00	3.20
Total:	22.21%	7.41%	45.57%	24.81%	0.00%	0.00%	100.00%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Prepayment Premium Description - Top 5
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
6 Mo. Int. on Amount Prepaid > 20% Orig. Bal.	1,528	$476,495,150.58	71.88%	7.935%	73.76%	638	84.95%	59.32%	15.05%
None	575	147,210,743.10	22.21	8.676	80.75	638	83.77	51.67	14.48
1% of Amount Prepaid	71	12,197,660.53	1.84	8.781	78.13	635	87.75	71.57	4.45
2% of UPB	43	8,523,309.32	1.29	8.593	83.29	653	86.52	42.51	4.29
2% of Amount Prepaid	21	4,952,314.54	0.75	9.036	62.27	628	87.26	63.55	25.72
Other	73	13,532,401.35	2.04	8.829	72.27	627	89.76	75.18	4.21
Total:	2,311	$662,911,579.42	100.00%	8.150%	75.40%	638	84.88%	57.98%	14.45%

Documentation Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Full	1,344	$384,378,792.17	57.98%	7.991%	72.53%	627	85.39%	100.00%	17.85%
Stated	902	260,363,805.21	39.28	8.398	79.50	651	84.17	0.00	9.71
Limited	43	13,024,585.40	1.96	7.945	83.77	643	84.83	0.00	7.02
No Documentation	22	5,144,396.64	0.78	7.994	61.62	719	82.67	0.00	18.93
Total:	2,311	$662,911,579.42	100.00%	8.150%	75.40%	638	84.88%	57.98%	14.45%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Debt to Income Ratio*
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Full Doc Loans:
0.01 to 5.00	5	$1,496,943.06	0.23%	8.179%	72.01%	650	90.02%	100.00%	0.00%
5.01 to 10.00	8	1,489,265.97	0.22	8.008	78.58	629	81.04	100.00	11.80
10.01 to 15.00	27	6,940,734.87	1.05	7.982	64.15	611	77.52	100.00	10.40
15.01 to 20.00	55	12,514,675.19	1.89	8.004	60.82	633	86.11	100.00	25.60
20.01 to 25.00	62	11,593,756.30	1.75	8.256	68.77	618	80.58	100.00	15.41
25.01 to 30.00	93	20,442,452.26	3.08	8.023	65.68	625	82.03	100.00	12.81
30.01 to 35.00	120	28,691,164.00	4.33	8.290	73.40	614	83.23	100.00	14.01
35.01 to 40.00	173	50,395,020.37	7.60	8.184	71.82	623	84.94	100.00	14.17
40.01 to 45.00	227	64,584,862.18	9.74	7.938	79.16	636	86.57	100.00	22.96
45.01 to 50.00	327	102,299,412.68	15.43	7.841	77.70	628	85.47	100.00	16.85
50.01 to 55.00	212	68,808,024.82	10.38	8.040	72.10	627	87.70	100.00	23.89
55.01 to 60.00	35	15,122,480.47	2.28	7.538	37.02	644	86.01	100.00	2.95
Subtotal (Full Doc):	1,344	$384,378,792.17	57.98%	7.991%	72.53%	627	85.39%	100.00%	17.85%

Non-Full Doc Loans:
Not Available	22	$5,144,396.64	0.78%	7.994%	61.62%	719	82.67%	0.00%	18.93%
0.01 to 5.00	2	286,345.02	0.04	9.742	59.69	615	81.94	0.00	0.00
5.01 to 10.00	3	941,535.51	0.14	7.079	71.69	654	73.60	0.00	0.00
10.01 to 15.00	9	1,534,678.41	0.23	9.029	85.92	653	84.01	0.00	36.60
15.01 to 20.00	23	3,774,342.77	0.57	8.360	64.61	646	81.82	0.00	14.43
20.01 to 25.00	17	3,192,790.53	0.48	8.217	80.70	607	69.68	0.00	0.00
25.01 to 30.00	46	11,116,051.86	1.68	8.509	74.51	666	81.44	0.00	3.32
30.01 to 35.00	90	26,577,729.81	4.01	8.293	81.69	652	83.15	0.00	15.34
35.01 to 40.00	125	34,992,451.16	5.28	8.363	81.75	646	84.53	0.00	16.07
40.01 to 45.00	232	68,028,692.19	10.26	8.534	83.93	650	86.30	0.00	9.62
45.01 to 50.00	334	99,746,667.43	15.05	8.346	82.20	653	84.73	0.00	6.26
50.01 to 55.00	62	22,261,790.29	3.36	8.158	58.50	646	80.30	0.00	9.98
55.01 to 60.00	2	935,315.63	0.14	7.083	0.00	703	89.32	0.00	0.00
Subtotal (Non-Full Doc):	967	$278,532,787.25	42.02%	8.369%	79.36%	652	84.18%	0.00%	9.75%

Total:	2,311	$662,911,579.42	100.00%	8.150%	75.40%	638	84.88%	57.98%	14.45%

*The Debt-to-Income Ratios for the Mortgage Loans with non-full documentation may have been originated under programs pursuant to which there was no verification of the borrowers' income.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Mortgage Rates
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Adjustable Rate Loans:
5.501 to 6.000	21	$8,622,168.12	1.30%	5.829%	100.00%	676	80.20%	61.92%	6.60%
6.001 to 6.500	56	22,269,013.42	3.36	6.338	100.00	665	82.02	74.66	4.57
6.501 to 7.000	111	45,648,750.20	6.89	6.850	100.00	655	84.42	79.39	15.85
7.001 to 7.500	181	56,653,855.97	8.55	7.305	100.00	643	81.82	61.57	10.96
7.501 to 8.000	296	101,290,409.78	15.28	7.800	100.00	642	85.01	48.12	14.73
8.001 to 8.500	248	82,695,274.10	12.47	8.287	100.00	635	88.28	43.88	17.67
8.501 to 9.000	265	83,455,531.03	12.59	8.780	100.00	632	89.26	52.46	19.58
9.001 to 9.500	155	42,137,937.79	6.36	9.275	100.00	619	89.53	57.26	21.59
9.501 to 10.000	133	32,391,015.86	4.89	9.768	100.00	604	89.98	56.05	16.54
10.001 to 10.500	67	11,895,965.52	1.79	10.258	100.00	612	93.97	65.38	7.37
10.501 to 11.000	29	5,904,289.35	0.89	10.762	100.00	589	87.18	54.15	13.64
Greater than 11.000	39	6,885,051.72	1.04	11.732	100.00	580	91.42	52.84	0.00
Subtotal (ARM Loans):	1,601	$499,849,262.86	75.40%	8.202%	100.00%	635	86.66%	55.78%	15.41%

Fixed Rate Loans:
6.001 to 6.500	45	$20,790,277.84	3.14%	6.447%	0.00%	664	73.62%	78.05%	1.39%
6.501 to 7.000	95	35,334,929.27	5.33	6.809	0.00	658	76.26	70.66	8.99
7.001 to 7.500	86	28,889,778.25	4.36	7.298	0.00	652	76.96	61.24	20.74
7.501 to 8.000	77	22,271,275.08	3.36	7.790	0.00	642	77.12	74.33	13.40
8.001 to 8.500	50	14,665,122.04	2.21	8.245	0.00	616	81.80	77.83	23.94
8.501 to 9.000	40	8,950,535.28	1.35	8.735	0.00	629	80.01	58.63	7.85
9.001 to 9.500	16	3,814,743.46	0.58	9.274	0.00	622	78.78	29.33	0.00
9.501 to 10.000	21	4,823,661.05	0.73	9.769	0.00	586	79.89	64.04	28.11
10.001 to 10.500	41	4,570,675.55	0.69	10.272	0.00	625	85.84	86.97	13.45
10.501 to 11.000	59	5,558,331.24	0.84	10.814	0.00	627	92.66	65.87	0.00
Greater than 11.000	180	13,392,987.50	2.02	11.619	0.00	657	95.15	12.25	0.90
Subtotal (Fixed Rate):	710	$163,062,316.56	24.60%	7.992%	0.00%	645	79.41%	64.75%	11.50%

Total:	2,311	$662,911,579.42	100.00%	8.150%	75.40%	638	84.88%	57.98%	14.45%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Gross Margin
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
<= 3.000	1	$162,604.66	0.03%	7.100%	100.00%	625	74.09%	100.00%	0.00%
3.501 - 4.000	3	917,881.81	0.18	6.938	100.00	672	92.69	100.00	51.75
4.001 - 4.500	6	2,040,785.66	0.41	7.269	100.00	663	89.50	36.96	0.00
4.501 - 5.000	239	87,230,882.82	17.45	7.850	100.00	654	86.90	47.00	17.59
5.001 - 5.500	51	16,997,321.17	3.40	8.019	100.00	659	88.08	46.09	20.99
5.501 - 6.000	620	198,847,815.33	39.78	8.157	100.00	632	87.76	63.99	15.69
6.001 - 6.500	590	173,607,933.04	34.73	8.358	100.00	633	86.69	50.15	14.76
6.501 - 7.000	69	14,395,599.55	2.88	9.054	100.00	569	68.16	71.24	1.59
7.001 - 7.500	10	2,416,426.66	0.48	9.183	100.00	646	93.91	72.97	20.03
7.501 - 8.000	10	2,365,111.13	0.47	9.416	100.00	625	71.20	40.16	4.84
8.001 - 8.500	1	750,000.00	0.15	9.450	100.00	587	94.94	100.00	0.00
8.501 - 9.000	1	116,901.03	0.02	10.230	100.00	648	100.00	100.00	0.00
Total:	1,601	$499,849,262.86	100.00%	8.202%	100.00%	635	86.66%	55.78%	15.41%

Initial Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
2.000	5	$3,452,757.48	0.69%	7.034%	100.00%	702	87.48%	100.00%	28.61%
3.000	1,596	496,396,505.38	99.31	8.210	100.00	635	86.65	55.47	15.32
Total:	1,601	$499,849,262.86	100.00%	8.202%	100.00%	635	86.66%	55.78%	15.41%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Subsequent Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1.000	1,601	$499,849,262.86	100.00%	8.202%	100.00%	635	86.66%	55.78%	15.41%
Total:	1,601	$499,849,262.86	100.00%	8.202%	100.00%	635	86.66%	55.78%	15.41%

Maximum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
11.501 - 12.000	2	$1,306,584.27	0.26%	5.811%	100.00%	689	100.00%	60.81%	0.00%
12.001 - 12.500	12	5,591,802.88	1.12	6.365	100.00	684	92.40	69.94	7.59
12.501 - 13.000	51	21,371,213.29	4.28	6.498	100.00	677	87.45	71.50	18.48
13.001 - 13.500	82	29,566,513.96	5.92	6.776	100.00	663	84.93	72.35	12.51
13.501 - 14.000	178	69,325,603.81	13.87	7.369	100.00	659	88.72	69.46	18.13
14.001 - 14.500	237	82,094,859.45	16.42	7.758	100.00	647	87.55	51.67	15.95
14.501 - 15.000	322	109,543,966.31	21.92	8.208	100.00	638	86.79	49.16	16.32
15.001 - 15.500	237	69,551,731.07	13.91	8.644	100.00	620	86.10	55.76	17.06
15.501 - 16.000	215	55,867,054.25	11.18	9.103	100.00	607	84.37	53.33	14.78
16.001 - 16.500	118	24,378,144.86	4.88	9.582	100.00	597	84.45	49.24	11.20
16.501 - 17.000	76	16,973,496.39	3.40	9.958	100.00	589	84.37	41.81	14.11
17.001 - 17.500	31	5,800,336.61	1.16	10.436	100.00	615	88.95	40.10	0.00
17.501 - 18.000	20	4,296,065.20	0.86	11.121	100.00	566	83.32	43.43	3.98
18.001 - 18.500	13	2,530,208.07	0.51	11.584	100.00	581	87.75	39.66	0.00
18.501 - 19.000	3	647,982.44	0.13	11.795	100.00	570	85.74	19.44	0.00
19.001 - 19.500	3	588,700.00	0.12	12.311	100.00	605	100.00	0.00	0.00
19.501 >=	1	415,000.00	0.08	13.000	100.00	601	100.00	0.00	0.00
Total:	1,601	$499,849,262.86	100.00%	8.202%	100.00%	635	86.66%	55.78%	15.41%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Minimum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
<= 5.500	1	$256,277.46	0.05%	7.990%	100.00%	653	95.00%	100.00%	100.00%
5.501 - 6.000	21	8,622,168.12	1.72	5.829	100.00	676	80.20	61.92	6.60
6.001 - 6.500	56	22,269,013.42	4.46	6.338	100.00	665	82.02	74.66	4.57
6.501 - 7.000	111	45,648,750.20	9.13	6.850	100.00	655	84.42	79.39	15.85
7.001 - 7.500	181	56,653,855.97	11.33	7.305	100.00	643	81.82	61.57	10.96
7.501 - 8.000	295	101,034,132.32	20.21	7.800	100.00	642	84.98	47.99	14.51
8.001 - 8.500	248	82,695,274.10	16.54	8.287	100.00	635	88.28	43.88	17.67
8.501 - 9.000	265	83,455,531.03	16.70	8.780	100.00	632	89.26	52.46	19.58
9.001 - 9.500	155	42,137,937.79	8.43	9.275	100.00	619	89.53	57.26	21.59
9.501 - 10.000	133	32,391,015.86	6.48	9.768	100.00	604	89.98	56.05	16.54
10.001 - 10.500	67	11,895,965.52	2.38	10.258	100.00	612	93.97	65.38	7.37
10.501 - 11.000	29	5,904,289.35	1.18	10.762	100.00	589	87.18	54.15	13.64
11.001 - 11.500	18	3,137,442.03	0.63	11.293	100.00	579	90.10	47.69	0.00
11.501 - 12.000	12	2,019,801.62	0.40	11.809	100.00	566	90.03	74.16	0.00
12.001 - 12.500	8	1,312,808.07	0.26	12.262	100.00	596	94.00	49.04	0.00
12.501 - 13.000	1	415,000.00	0.08	13.000	100.00	601	100.00	0.00	0.00
Total:	1,601	$499,849,262.86	100.00%	8.202%	100.00%	635	86.66%	55.78%	15.41%

Months to Next Rate Adjustment
(months)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1 - 12	1	$228,852.71	0.05%	7.000%	100.00%	748	85.93%	100.00%	0.00%
13 - 24	1,294	400,008,266.44	80.03	8.261	100.00	634	87.80	56.21	16.08
25 - 36	264	78,090,560.47	15.62	8.045	100.00	628	79.30	52.76	9.01
37 >=	42	21,521,583.24	4.31	7.681	100.00	678	92.10	58.21	26.28
Total:	1,601	$499,849,262.86	100.00%	8.202%	100.00%	635	86.66%	55.78%	15.41%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

SASCO 2006-BC6 Collateral Summary - Aggregate
Collateral information is as of the Statistical Calculation Date.

Total Number of Loans	5,451	Primary Mortgage Insurance Coverage
Total Outstanding Loan Balance	$1,318,886,160	No	80.9%
Average Loan Principal Balance	$241,953	Yes	19.1%
Fixed Rate	23.9%
Adjustable Rate	76.1%	Primary Mortgage Insurance Coverage
Prepayment Premium	75.8%	(First Lien Loans with LTV > 80%)
Weighted Average Coupon	8.2%	No	69.0%
Weighted Average Margin	5.8%	Yes	31.0%
Weighted Average Initial Periodic Cap	3.0%
Weighted Average Periodic Cap	1.0%	Lien Position
Weighted Average Maximum Rate	14.9%	1st Lien	98.7%
Weighted Average Floor	8.3%	2nd Lien	1.3%
Weighted Average Original Term (mo.)	357
Weighted Average Remaining Term (mo.)	356	Loan Purpose
Weighted Average Loan Age (mo.)	1	Cash Out Refinance	60.3%
Weighted Average Combined LTV	85.8%	Purchase	31.5%
Weighted Average Effective Combined LTV	79.3%	Rate/Term Refinance	8.2%
Weighted Average Full Combined LTV	87.7%
% of Loans with Junior Liens	9.7%	Occupancy Status
Non-Zero Weighted Average FICO	630	Primary Home	93.2%
Non-Zero Weighted Average DTI	42.5%	Investment	4.9%
% IO Loans	24.2%	Second Home	1.9%

Product Type		Geographic Distribution
2 Year Hybrid (Non-Balloon)	34.4%	(Other states account individually for less than
2 Year Hybrid (Balloon)	25.4%	3% of the Statistical Calculation Date principal balance)
Fixed Rate (Non-Balloon)	15.8%	CA	35.1%
Fixed Rate (Balloon)	8.1%	FL	8.5%
3 Year Hybrid (Non-Balloon)	7.7%	IL	5.3%
3 Year Hybrid (Balloon)	6.2%	AZ	4.5%
Other	2.5%	MD	4.2%
		NY	4.1%
Amortization Type		NJ	3.4%
Balloon	40.0%
Fully Amortizing	35.8%
Interest-Only	24.2%

Documentation Type
Full	62.3%
Stated	35.4%
Limited	1.8%
No Documentation	0.4%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate
Collateral characteristics are listed below as of the Statistical Calculation Date.

Product Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Fully Amortizing Loans:
2/28 ARM (LIBOR)	1,155	$225,379,946.47	17.09%	8.880%	100.00%	627	89.51%	68.22%	17.60%
Fixed Rate - 30 Year	856	180,660,160.45	13.70	8.024	0.00	629	77.41	72.34	15.97
3/27 ARM (LIBOR)	269	53,772,501.15	4.08	8.418	100.00	629	84.27	58.67	17.84
5/25 ARM (LIBOR)	24	6,103,084.95	0.46	8.599	100.00	654	94.96	59.89	47.97
Fixed Rate - 15 Year	33	4,512,916.53	0.34	8.618	0.00	600	66.24	64.63	10.56
Fixed Rate - 20 Year	12	1,562,026.93	0.12	7.799	0.00	610	72.92	76.34	13.31
Subtotal (Fully Amortizing):	2,349	$471,990,636.48	35.79%	8.490%	60.44%	628	84.08%	68.59%	17.32%

Balloon Loans:
2/28 ARM (LIBOR) - 30/40 Year Balloon	1,111	$297,785,115.74	22.58%	8.319%	100.00%	611	86.90%	64.12%	21.18%
Fixed Rate - 30/40 Year Balloon	288	80,296,435.30	6.09	7.727	0.00	636	81.59	73.71	20.71
3/27 ARM (LIBOR) - 30/40 Year Balloon	280	67,913,161.36	5.15	8.252	100.00	604	81.40	60.91	15.16
2/28 ARM (LIBOR) - 30/50 Year Balloon	131	37,078,643.93	2.81	7.821	100.00	635	85.52	49.10	20.56
Fixed Rate - 15/30 Year Balloon	243	16,673,272.24	1.26	11.302	0.00	676	99.92	23.74	0.00
3/27 ARM (LIBOR) - 30/50 Year Balloon	46	13,321,569.70	1.01	7.897	100.00	644	84.28	39.71	30.05
Fixed Rate - 30/50 Year Balloon	34	9,487,373.16	0.72	7.218	0.00	657	82.14	65.15	31.32
5/25 ARM (LIBOR) - 30/40 Year Balloon	18	4,861,556.16	0.37	8.122	100.00	674	97.36	90.40	62.12
Subtotal (Balloon):	2,151	$527,417,127.59	39.99%	8.247%	79.82%	620	85.64%	62.48%	20.40%

Interest-Only Loans:
2/28 ARM (LIBOR)	686	$228,848,850.88	17.35%	7.888%	100.00%	648	89.95%	49.45%	19.30%
3/27 ARM (LIBOR)	154	47,304,598.27	3.59	7.574	100.00	649	85.21	56.96	15.34
Fixed Rate - 30 Year	64	21,970,511.35	1.67	7.169	0.00	659	81.64	68.54	22.75
5/25 ARM (LIBOR)	47	21,354,435.88	1.62	7.390	100.00	671	89.44	65.05	28.84
Subtotal (Interest-Only):	951	$319,478,396.38	24.22%	7.759%	93.12%	650	88.65%	52.92%	19.59%

Total:	5,451	$1,318,886,160.45	100.00%	8.216%	76.10%	630	85.81%	62.35%	19.10%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

IO Term
(months)	Mortgage Loans	Principal Balance ($)	% of IO Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Interest-Only Loans:
60	931	$312,110,646.38	97.69%	7.784%	92.96%	650	88.79%	52.31%	19.38%
120	20	7,367,750.00	2.31	6.680	100.00	678	82.60	78.82	28.36
Total:	951	$319,478,396.38	100.00%	7.759%	93.12%	650	88.65%	52.92%	19.59%

Original Amortization Term
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
30 Year Amortization	2,547	$482,588,965.26	36.59%	8.588%	59.11%	630	84.83%	67.05%	16.79%
40 Year Amortization	1,697	450,856,268.56	34.18	8.201	82.19	615	85.24	65.63	20.63
Interest-Only	951	319,478,396.38	24.22	7.759	93.12	650	88.65	52.92	19.59
50 Year Amortization	211	59,887,586.79	4.54	7.742	84.16	641	84.71	49.55	24.38
15 Year Amortization	33	4,512,916.53	0.34	8.618	0.00	600	66.24	64.63	10.56
20 Year Amortization	12	1,562,026.93	0.12	7.799	0.00	610	72.92	76.34	13.31
Total:	5,451	$1,318,886,160.45	100.00%	8.216%	76.10%	630	85.81%	62.35%	19.10%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Scheduled Principal Balances
($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
0.01 - 50,000.00	124	$4,716,421.87	0.36%	10.708%	11.72%	657	87.14%	49.21%	0.99%
50,000.01 - 100,000.00	571	45,333,963.15	3.44	9.644	46.91	625	83.68	71.33	7.82
100,000.01 - 150,000.00	963	121,487,550.17	9.21	9.003	68.77	615	84.73	74.07	11.86
150,000.01 - 200,000.00	964	168,514,121.60	12.78	8.552	78.71	618	84.57	71.87	14.32
200,000.01 - 250,000.00	747	168,209,839.17	12.75	8.214	79.79	622	84.82	66.83	21.50
250,000.01 - 300,000.00	609	167,747,466.43	12.72	8.112	80.91	623	84.68	63.55	21.94
300,000.01 - 350,000.00	425	138,404,964.65	10.49	8.001	80.75	627	85.42	56.23	22.27
350,000.01 - 400,000.00	325	120,948,844.79	9.17	7.988	79.69	638	87.44	52.85	25.62
400,000.01 - 450,000.00	214	90,962,756.95	6.90	7.894	75.29	638	87.73	49.82	23.81
450,000.01 - 500,000.00	173	82,433,503.00	6.25	7.793	74.55	638	84.81	56.99	24.81
500,000.01 - 550,000.00	115	60,615,290.59	4.60	7.789	79.12	647	88.02	53.16	19.10
550,000.01 - 600,000.00	83	47,745,030.10	3.62	7.737	78.16	647	88.18	57.92	22.83
600,000.01 - 650,000.00	50	31,194,516.56	2.37	7.826	78.17	659	92.60	65.90	10.11
650,000.01 >=	88	70,571,891.42	5.35	7.806	68.06	664	87.05	61.02	10.27
Total:	5,451	$1,318,886,160.45	100.00%	8.216%	76.10%	630	85.81%	62.35%	19.10%

Lien Position
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1st Lien	5,206	$1,302,123,173.96	98.73%	8.176%	77.08%	630	85.63%	62.84%	19.35%
2nd Lien	245	16,762,986.49	1.27	11.303	0.00	676	99.92	23.98	0.00
Total:	5,451	$1,318,886,160.45	100.00%	8.216%	76.10%	630	85.81%	62.35%	19.10%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Loan Purpose
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Cash Out Refinance	3,094	$794,635,684.95	60.25%	8.041%	71.62%	620	82.51%	61.99%	21.78%
Purchase	1,902	416,090,242.18	31.55	8.617	85.55	653	92.21	60.58	16.17
Rate/Term Refinance	455	108,160,233.32	8.20	7.955	72.68	618	85.39	71.80	10.66
Total:	5,451	$1,318,886,160.45	100.00%	8.216%	76.10%	630	85.81%	62.35%	19.10%

Occupancy Status
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Primary Home	5,006	$1,228,833,929.08	93.17%	8.175%	76.01%	628	85.99%	63.27%	18.26%
Investment	321	64,601,047.08	4.90	8.863	80.01	659	83.10	56.38	35.07
Second Home	124	25,451,184.29	1.93	8.547	70.86	669	83.89	32.94	19.32
Total:	5,451	$1,318,886,160.45	100.00%	8.216%	76.10%	630	85.81%	62.35%	19.10%

Original Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1 - 180	276	$21,186,188.77	1.61%	10.730%	0.00%	660	92.75%	32.45%	2.25%
181 - 240	12	1,562,026.93	0.12	7.799	0.00	610	72.92	76.34	13.31
241 - 360	5,163	1,296,137,944.75	98.28	8.175	77.44	630	85.71	62.82	19.38
Total:	5,451	$1,318,886,160.45	100.00%	8.216%	76.10%	630	85.81%	62.35%	19.10%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Remaining Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1 - 180	276	$21,186,188.77	1.61%	10.730%	0.00%	660	92.75%	32.45%	2.25%
181 - 240	12	1,562,026.93	0.12	7.799	0.00	610	72.92	76.34	13.31
241 - 360	5,163	1,296,137,944.75	98.28	8.175	77.44	630	85.71	62.82	19.38
Total:	5,451	$1,318,886,160.45	100.00%	8.216%	76.10%	630	85.81%	62.35%	19.10%

State Distribution (Top 10)
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
CA	1,311	$462,950,823.99	35.10%	7.711%	79.32%	637	84.49%	53.83%	17.75%
FL	550	112,593,444.59	8.54	8.539	71.43	618	83.52	56.06	17.60
IL	330	69,879,269.92	5.30	8.697	90.85	625	86.19	59.30	19.96
AZ	279	59,745,067.47	4.53	7.980	85.54	626	85.74	64.31	21.91
MD	223	55,892,353.74	4.24	8.274	81.13	618	84.03	65.64	25.28
NY	166	54,624,926.04	4.14	8.096	42.30	644	80.49	53.98	30.71
NJ	168	44,687,350.11	3.39	8.267	72.73	631	83.08	62.30	24.50
WA	138	32,587,552.88	2.47	8.006	68.15	628	87.17	73.27	20.03
MI	195	28,622,800.64	2.17	8.769	79.81	630	89.21	77.07	8.41
NV	105	27,657,948.79	2.10	8.033	85.95	632	88.59	61.50	16.32
Other	1,986	369,644,622.28	28.03	8.689	73.51	628	88.89	73.90	18.29
Total:	5,451	$1,318,886,160.45	100.00%	8.216%	76.10%	630	85.81%	62.35%	19.10%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Original Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	373	$68,331,741.99	5.18%	7.707%	49.21%	602	50.03%	59.14%	0.00%
60.01 to 70.00%	366	90,834,548.81	6.89	7.646	56.19	604	66.45	57.67	0.00
70.01 to 80.00%	1,346	330,261,685.54	25.04	7.843	70.56	625	78.35	55.35	0.00
80.01 to 85.00%
With MI:	89	22,436,378.94	1.70	7.899	58.55	645	84.72	50.26	100.00
Without MI:	449	116,144,722.37	8.81	8.135	77.91	600	84.44	55.23	0.00
85.01 to 90.00%
With MI:	215	55,070,175.82	4.18	7.893	62.53	647	89.62	61.23	100.00
Without MI:	429	115,576,039.79	8.76	7.964	81.71	620	89.48	62.45	0.00
90.01 to 95.00%
With MI:	420	116,566,099.43	8.84	8.421	89.28	649	94.76	66.81	100.00
Without MI:	424	101,572,017.56	7.70	8.901	93.58	616	94.72	82.17	0.00
95.01 to 100.00%
With MI:	195	57,838,338.12	4.39	8.433	79.77	652	99.89	93.81	100.00
Without MI:	900	227,491,425.59	17.25	8.723	91.55	660	99.95	64.08	0.00
Subtotal (First Lien):	5,206	$1,302,123,173.96	98.73%	8.176%	77.08%	630	85.63%	62.84%	19.35%

Second Lien Loans:
90.01 to 95.00%	4	$259,650.00	0.02%	11.544%	0.00%	702	95.00%	0.00%	0.00%
95.01 to 100.00%	241	16,503,336.49	1.25	11.299	0.00	676	100.00	24.36	0.00
Subtotal (Second Lien):	245	$16,762,986.49	1.27%	11.303%	0.00%	676	99.92%	23.98%	0.00%

Total:	5,451	$1,318,886,160.45	100.00%	8.216%	76.10%	630	85.81%	62.35%	19.10%

*Includes the loan in the securitization and any senior liens.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Original Effective Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	1,292	$320,242,734.30	24.28%	8.143%	72.26%	639	84.55%	67.93%	78.66%
60.01 to 70.00%	366	90,834,548.81	6.89	7.646	56.19	604	66.45	57.67	0.00
70.01 to 80.00%	1,346	330,261,685.54	25.04	7.843	70.56	625	78.35	55.35	0.00
80.01 to 85.00%	449	116,144,722.37	8.81	8.135	77.91	600	84.44	55.23	0.00
85.01 to 90.00%	429	115,576,039.79	8.76	7.964	81.71	620	89.48	62.45	0.00
90.01 to 95.00%	424	101,572,017.56	7.70	8.901	93.58	616	94.72	82.17	0.00
95.01 to 100.00%	900	227,491,425.59	17.25	8.723	91.55	660	99.95	64.08	0.00
Subtotal (First Lien):	5,206	$1,302,123,173.96	98.73%	8.176%	77.08%	630	85.63%	62.84%	19.35%

Second Lien Loans:
90.01 to 95.00%	4	$259,650.00	0.02%	11.544%	0.00%	702	95.00%	0.00%	0.00%
95.01 to 100.00%	241	16,503,336.49	1.25	11.299	0.00	676	100.00	24.36	0.00
Subtotal (Second Lien):	245	$16,762,986.49	1.27%	11.303%	0.00%	676	99.92%	23.98%	0.00%

Total:	5,451	$1,318,886,160.45	100.00%	8.216%	76.10%	630	85.81%	62.35%	19.10%

*Combined LTV after taking mortgage insurance into account.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Original Full Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	372	$68,141,741.99	5.17%	7.704%	49.07%	602	50.03%	59.31%	0.00%
60.01 to 70.00%	367	91,024,548.81	6.90	7.649	56.28	604	66.41	57.55	0.00
70.01 to 80.00%	830	207,971,462.45	15.77	7.887	60.55	606	77.40	57.18	0.00
80.01 to 85.00%
With MI:	89	22,436,378.94	1.70	7.899	58.55	645	84.72	50.26	100.00
Without MI:	445	115,546,372.37	8.76	8.124	77.80	601	84.43	54.83	0.00
85.01 to 90.00%
With MI:	209	53,615,773.18	4.07	7.867	61.83	648	89.61	62.56	100.00
Without MI:	424	114,929,120.28	8.71	7.956	81.49	620	89.40	62.59	0.00
90.01 to 95.00%
With MI:	421	116,730,304.43	8.85	8.423	89.29	649	94.72	66.37	100.00
Without MI:	445	106,856,424.61	8.10	8.878	93.43	617	94.03	80.56	0.00
95.01 to 100.00%
With MI:	200	59,128,535.76	4.48	8.440	79.92	651	99.72	92.74	100.00
Without MI:	1,404	345,742,511.14	26.21	8.393	90.24	659	93.16	60.19	0.00
Subtotal (First Lien):	5,206	$1,302,123,173.96	98.73%	8.176%	77.08%	630	85.63%	62.84%	19.35%

Second Lien Loans:
90.01 to 95.00%	4	$259,650.00	0.02%	11.544%	0.00%	702	95.00%	0.00%	0.00%
95.01 to 100.00%	241	16,503,336.49	1.25	11.299	0.00	676	100.00	24.36	0.00
Subtotal (Second Lien):	245	$16,762,986.49	1.27%	11.303%	0.00%	676	99.92%	23.98%	0.00%

Total:	5,451	$1,318,886,160.45	100.00%	8.216%	76.10%	630	85.81%	62.35%	19.10%

*Includes all liens on the mortgaged property.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

FICO Score
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
500 - 520	188	$37,427,179.49	2.84%	9.275%	79.51%	510	74.22%	84.47%	0.71%
521 - 540	226	44,090,793.43	3.34	8.949	83.85	531	75.55	76.45	1.68
541 - 560	293	64,192,881.12	4.87	8.913	80.02	551	77.70	62.87	3.16
561 - 580	364	85,277,943.95	6.47	8.510	75.44	571	79.17	64.52	5.19
581 - 600	567	130,216,254.51	9.87	8.365	77.22	590	83.37	71.71	12.00
601 - 620	885	205,545,922.41	15.58	8.289	78.65	610	86.94	71.37	24.85
621 - 640	811	198,166,322.23	15.03	8.131	78.14	630	88.00	73.28	23.90
641 - 660	782	192,431,984.92	14.59	8.134	73.60	651	88.66	53.31	25.50
661 - 680	515	136,367,893.83	10.34	7.822	69.91	670	87.30	51.21	21.33
681 - 700	328	90,264,938.12	6.84	7.803	74.04	689	89.08	47.08	23.72
701 - 720	198	50,651,972.37	3.84	7.959	78.00	710	90.71	43.56	17.15
721 - 740	131	37,655,062.03	2.86	7.714	69.65	730	88.82	49.47	17.80
741 - 760	86	25,047,179.98	1.90	7.688	73.57	750	90.45	41.46	28.59
761 - 780	51	15,218,902.33	1.15	7.909	73.95	769	91.20	40.61	30.58
781 >=	26	6,330,929.73	0.48	7.730	79.40	790	88.09	65.44	56.77
Total:	5,451	$1,318,886,160.45	100.00%	8.216%	76.10%	630	85.81%	62.35%	19.10%

Property Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Single Family	4,205	$996,893,164.86	75.59%	8.182%	74.98%	629	85.99%	63.40%	19.21%
PUD	629	169,559,692.13	12.86	8.254	82.42	624	85.99	65.18	12.25
2-4 Family	274	76,150,496.70	5.77	8.331	71.66	642	81.68	52.66	26.12
Condo	340	75,746,757.95	5.74	8.455	81.46	646	87.17	51.65	26.02
Manufactured Housing	2	376,048.81	0.03	8.390	60.86	744	85.57	100.00	0.00
Condotel	1	160,000.00	0.01	7.725	0.00	767	80.00	100.00	0.00
Total:	5,451	$1,318,886,160.45	100.00%	8.216%	76.10%	630	85.81%	62.35%	19.10%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Prepayment Premium Term by Product Type ($)
Amortization Type	No Premium	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	$162,458,797.52	$42,069,220.24	$583,965,456.48	$599,082.78	$0.00	$0.00	$789,092,557.02
Fixed Rate	60,429,148.54	31,107,042.27	8,651,002.98	214,975,502.17	0.00	0.00	315,162,695.96
3 Year Hybrid	94,445,209.63	1,485,540.57	2,149,811.31	84,231,268.97	0.00	0.00	182,311,830.48
5 Year Hybrid	1,991,489.01	3,369,066.44	443,438.04	26,515,083.50	0.00	0.00	32,319,076.99
Total:	$319,324,644.70	$78,030,869.52	$595,209,708.81	$326,320,937.42	$0.00	$0.00	$1,318,886,160.45

Prepayment Premium Term by Product Type (%)
Amortization Type	No Premium	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	12.32%	3.19%	44.28%	0.05%	0.00%	0.00%	59.83%
Fixed Rate	4.58	2.36	0.66	16.30	0.00	0.00	23.90
3 Year Hybrid	7.16	0.11	0.16	6.39	0.00	0.00	13.82
5 Year Hybrid	0.15	0.26	0.03	2.01	0.00	0.00	2.45
Total:	24.21%	5.92%	45.13%	24.74%	0.00%	0.00%	100.00%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Prepayment Premium Description - Top 5
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
6 Mo. Int. on Amount Prepaid > 20% Orig. Bal.	3,347	$885,219,916.17	67.12%	7.973%	74.29%	631	85.14%	61.11%	19.19%
None	1,405	319,324,644.70	24.21	8.653	81.08	631	86.08	60.41	21.28
1% of Amount Prepaid	210	31,620,124.52	2.40	8.909	77.86	626	89.88	78.49	7.62
2% of UPB	150	26,403,096.69	2.00	8.479	80.29	636	88.11	65.79	14.03
1% of Orig. Bal.	128	19,165,863.89	1.45	8.772	71.26	626	91.34	82.53	12.66
Other	211	37,152,514.48	2.82	9.185	74.64	620	91.44	81.94	14.94
Total:	5,451	$1,318,886,160.45	100.00%	8.216%	76.10%	630	85.81%	62.35%	19.10%

Documentation Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Full	3,568	$822,322,252.83	62.35%	8.115%	73.35%	622	86.74%	100.00%	21.54%
Stated	1,773	467,074,664.56	35.41	8.416	80.63	644	84.23	0.00	15.28
Limited	88	24,344,846.42	1.85	7.833	85.50	632	85.44	0.00	9.96
No Documentation	22	5,144,396.64	0.39	7.994	61.62	719	82.67	0.00	18.93
Total:	5,451	$1,318,886,160.45	100.00%	8.216%	76.10%	630	85.81%	62.35%	19.10%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Debt to Income Ratio*
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Full Doc Loans:
0.01 to 5.00	5	$1,496,943.06	0.11%	8.179%	72.01%	650	90.02%	100.00%	0.00%
5.01 to 10.00	8	1,489,265.97	0.11	8.008	78.58	629	81.04	100.00	11.80
10.01 to 15.00	27	6,940,734.87	0.53	7.982	64.15	611	77.52	100.00	10.40
15.01 to 20.00	55	12,514,675.19	0.95	8.004	60.82	633	86.11	100.00	25.60
20.01 to 25.00	139	24,491,714.26	1.86	8.418	63.46	612	82.50	100.00	20.52
25.01 to 30.00	225	43,220,612.81	3.28	8.181	68.82	624	84.02	100.00	17.56
30.01 to 35.00	333	66,488,386.23	5.04	8.162	71.39	620	84.92	100.00	22.67
35.01 to 40.00	502	113,337,761.75	8.59	8.201	73.84	619	86.35	100.00	20.02
40.01 to 45.00	647	145,389,650.31	11.02	8.105	77.51	624	87.41	100.00	24.75
45.01 to 50.00	1,005	238,750,951.25	18.10	7.998	78.16	623	86.88	100.00	19.27
50.01 to 55.00	533	141,703,825.29	10.74	8.199	72.19	620	88.88	100.00	28.02
55.01 to 60.00	89	26,497,731.84	2.01	7.990	40.74	634	87.69	100.00	3.53
Subtotal (Full Doc):	3,568	$822,322,252.83	62.35%	8.115%	73.35%	622	86.74%	100.00%	21.54%

Non-Full Doc Loans:
Not Available	22	$5,144,396.64	0.39%	7.994%	61.62%	719	82.67%	0.00%	18.93%
0.01 to 5.00	2	286,345.02	0.02	9.742	59.69	615	81.94	0.00	0.00
5.01 to 10.00	3	941,535.51	0.07	7.079	71.69	654	73.60	0.00	0.00
10.01 to 15.00	9	1,534,678.41	0.12	9.029	85.92	653	84.01	0.00	36.60
15.01 to 20.00	23	3,774,342.77	0.29	8.360	64.61	646	81.82	0.00	14.43
20.01 to 25.00	47	8,766,903.87	0.66	8.237	83.70	638	76.95	0.00	15.02
25.01 to 30.00	91	18,849,575.41	1.43	8.520	70.48	655	81.73	0.00	11.63
30.01 to 35.00	177	43,933,826.45	3.33	8.356	84.31	646	83.79	0.00	18.96
35.01 to 40.00	275	70,386,148.86	5.34	8.410	80.20	640	83.91	0.00	19.95
40.01 to 45.00	488	133,199,855.42	10.10	8.422	85.01	643	85.82	0.00	14.63
45.01 to 50.00	637	175,483,830.58	13.31	8.406	82.61	642	84.64	0.00	12.88
50.01 to 55.00	104	32,358,791.02	2.45	8.133	62.52	645	81.60	0.00	14.60
55.01 to 60.00	5	1,903,677.66	0.14	7.631	14.26	676	85.78	0.00	0.00
Subtotal (Non-Full Doc):	1,883	$496,563,907.62	37.65%	8.383%	80.67%	644	84.27%	0.00%	15.06%

Total:	5,451	$1,318,886,160.45	100.00%	8.216%	76.10%	630	85.81%	62.35%	19.10%

*The Debt-to-Income Ratios for the Mortgage Loans with non-full documentation may have been originated under programs pursuant to which there was no verification of the borrowers' income.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Mortgage Rates
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Adjustable Rate Loans:
5.501 to 6.000	50	$16,503,840.97	1.25%	5.826%	100.00%	671	78.08%	69.95%	8.69%
6.001 to 6.500	123	39,634,143.71	3.01	6.339	100.00	660	80.81	75.69	13.59
6.501 to 7.000	280	88,348,464.09	6.70	6.823	100.00	644	83.46	74.60	18.00
7.001 to 7.500	406	111,052,568.65	8.42	7.306	100.00	639	83.73	63.81	16.61
7.501 to 8.000	669	188,408,033.86	14.29	7.791	100.00	637	86.07	55.54	18.99
8.001 to 8.500	583	160,352,161.07	12.16	8.288	100.00	628	88.86	50.46	22.45
8.501 to 9.000	658	170,385,139.02	12.92	8.780	100.00	621	90.02	56.21	22.31
9.001 to 9.500	416	96,179,543.36	7.29	9.271	100.00	613	90.78	60.90	24.11
9.501 to 10.000	358	72,752,359.81	5.52	9.759	100.00	607	91.46	62.03	20.59
10.001 to 10.500	185	29,423,816.43	2.23	10.252	100.00	614	94.50	66.57	16.17
10.501 to 11.000	99	16,467,388.77	1.25	10.753	100.00	600	92.45	64.93	16.05
Greater than 11.000	94	14,216,004.75	1.08	11.625	100.00	589	93.39	66.87	8.79
Subtotal (ARM Loans):	3,921	$1,003,723,464.49	76.10%	8.269%	100.00%	629	87.66%	60.09%	19.70%

Fixed Rate Loans:
5.501 to 6.000	1	$295,000.00	0.02%	5.775%	0.00%	736	48.36%	100.00%	0.00%
6.001 to 6.500	97	34,494,158.57	2.62	6.444	0.00	665	73.22	78.87	8.24
6.501 to 7.000	212	61,834,844.81	4.69	6.813	0.00	654	76.93	77.17	13.98
7.001 to 7.500	182	50,648,122.40	3.84	7.306	0.00	645	77.34	65.59	20.17
7.501 to 8.000	197	46,959,413.16	3.56	7.785	0.00	640	79.69	76.68	20.21
8.001 to 8.500	121	27,612,366.79	2.09	8.253	0.00	616	82.27	77.50	29.02
8.501 to 9.000	148	27,623,256.74	2.09	8.781	0.00	614	82.66	66.76	20.02
9.001 to 9.500	71	12,484,570.17	0.95	9.280	0.00	600	80.76	57.65	21.15
9.501 to 10.000	89	15,833,979.44	1.20	9.774	0.00	590	83.75	67.15	25.66
10.001 to 10.500	75	8,729,742.78	0.66	10.258	0.00	608	84.83	79.18	14.97
10.501 to 11.000	102	10,968,577.08	0.83	10.782	0.00	613	88.35	55.54	9.37
Greater than 11.000	235	17,678,664.02	1.34	11.639	0.00	638	92.36	22.98	2.03
Subtotal (Fixed Rate):	1,530	$315,162,695.96	23.90%	8.045%	0.00%	636	79.92%	69.55%	17.18%

Total:	5,451	$1,318,886,160.45	100.00%	8.216%	76.10%	630	85.81%	62.35%	19.10%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Gross Margin
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
<= 3.000	1	$162,604.66	0.02%	7.100%	100.00%	625	74.09%	100.00%	0.00%
3.001 - 3.500	3	455,421.02	0.05	7.324	100.00	648	90.85	64.90	0.00
3.501 - 4.000	11	2,450,175.32	0.24	7.067	100.00	663	89.05	100.00	19.39
4.001 - 4.500	18	4,558,183.48	0.45	7.641	100.00	652	86.75	58.18	5.43
4.501 - 5.000	731	201,306,648.52	20.06	7.815	100.00	649	87.06	48.83	25.63
5.001 - 5.500	175	45,737,851.91	4.56	7.983	100.00	647	88.31	49.76	26.79
5.501 - 6.000	1,516	391,970,493.23	39.05	8.262	100.00	624	88.41	66.27	19.17
6.001 - 6.500	1,327	328,432,716.65	32.72	8.541	100.00	622	87.96	59.43	16.99
6.501 - 7.000	101	20,770,331.95	2.07	9.024	100.00	577	73.37	78.80	6.49
7.001 - 7.500	19	3,466,921.15	0.35	9.294	100.00	649	94.02	72.35	13.96
7.501 - 8.000	17	3,545,215.57	0.35	9.471	100.00	622	77.11	51.20	11.88
8.001 - 8.500	1	750,000.00	0.07	9.450	100.00	587	94.94	100.00	0.00
8.501 - 9.000	1	116,901.03	0.01	10.230	100.00	648	100.00	100.00	0.00
Total:	3,921	$1,003,723,464.49	100.00%	8.269%	100.00%	629	87.66%	60.09%	19.70%

Initial Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
2.000	5	$3,452,757.48	0.34%	7.034%	100.00%	702	87.48%	100.00%	28.61%
3.000	3,916	1,000,270,707.01	99.66	8.274	100.00	628	87.66	59.95	19.67
Total:	3,921	$1,003,723,464.49	100.00%	8.269%	100.00%	629	87.66%	60.09%	19.70%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Subsequent Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1.000	3,921	$1,003,723,464.49	100.00%	8.269%	100.00%	629	87.66%	60.09%	19.70%
Total:	3,921	$1,003,723,464.49	100.00%	8.269%	100.00%	629	87.66%	60.09%	19.70%

Maximum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
10.501 - 11.000	1	$357,203.55	0.04%	7.850%	100.00%	719	92.91%	0.00%	100.00%
11.501 - 12.000	5	2,059,363.82	0.21	6.579	100.00	670	95.56	75.14	0.00
12.001 - 12.500	23	8,635,786.97	0.86	6.439	100.00	676	90.75	80.53	16.53
12.501 - 13.000	92	32,416,919.63	3.23	6.394	100.00	671	84.93	74.83	18.84
13.001 - 13.500	190	56,432,515.70	5.62	6.779	100.00	657	84.98	76.22	17.96
13.501 - 14.000	420	128,101,600.06	12.76	7.258	100.00	651	87.57	71.21	21.09
14.001 - 14.500	512	147,929,097.94	14.74	7.716	100.00	642	87.83	57.61	21.28
14.501 - 15.000	756	211,416,172.38	21.06	8.162	100.00	632	87.90	58.41	21.14
15.001 - 15.500	598	148,216,259.46	14.77	8.619	100.00	617	88.08	58.66	22.28
15.501 - 16.000	597	131,465,899.95	13.10	9.089	100.00	608	87.54	54.93	17.19
16.001 - 16.500	342	66,047,171.22	6.58	9.570	100.00	600	87.93	52.90	16.41
16.501 - 17.000	223	41,799,535.05	4.16	10.027	100.00	589	87.52	48.47	19.17
17.001 - 17.500	87	14,243,348.29	1.42	10.588	100.00	606	90.85	52.25	10.62
17.501 - 18.000	43	8,247,501.85	0.82	11.123	100.00	582	88.17	42.99	4.03
18.001 - 18.500	22	4,055,868.31	0.40	11.588	100.00	571	89.16	43.58	5.86
18.501 - 19.000	5	1,125,645.31	0.11	11.978	100.00	575	90.97	27.64	0.00
19.001 - 19.500	4	758,575.00	0.08	12.354	100.00	584	94.40	0.00	0.00
19.501 >=	1	415,000.00	0.04	13.000	100.00	601	100.00	0.00	0.00
Total:	3,921	$1,003,723,464.49	100.00%	8.269%	100.00%	629	87.66%	60.09%	19.70%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Statistical Calculation Date.

Minimum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
<= 5.500	1	$256,277.46	0.03%	7.990%	100.00%	653	95.00%	100.00%	100.00%
5.501 - 6.000	50	16,503,840.97	1.64	5.826	100.00	671	78.08	69.95	8.69
6.001 - 6.500	124	39,827,929.38	3.97	6.349	100.00	660	80.91	75.33	13.52
6.501 - 7.000	280	88,348,464.09	8.80	6.823	100.00	644	83.46	74.60	18.00
7.001 - 7.500	406	111,052,568.65	11.06	7.306	100.00	639	83.73	63.81	16.61
7.501 - 8.000	668	188,151,756.40	18.75	7.791	100.00	637	86.06	55.48	18.88
8.001 - 8.500	582	160,158,375.40	15.96	8.288	100.00	627	88.84	50.52	22.48
8.501 - 9.000	658	170,385,139.02	16.98	8.780	100.00	621	90.02	56.21	22.31
9.001 - 9.500	416	96,179,543.36	9.58	9.271	100.00	613	90.78	60.90	24.11
9.501 - 10.000	358	72,752,359.81	7.25	9.759	100.00	607	91.46	62.03	20.59
10.001 - 10.500	185	29,423,816.43	2.93	10.252	100.00	614	94.50	66.57	16.17
10.501 - 11.000	99	16,467,388.77	1.64	10.753	100.00	600	92.45	64.93	16.05
11.001 - 11.500	53	7,822,799.15	0.78	11.269	100.00	595	93.18	68.13	10.87
11.501 - 12.000	26	3,716,243.27	0.37	11.807	100.00	583	93.30	74.10	4.34
12.001 - 12.500	13	2,076,799.46	0.21	12.252	100.00	578	92.91	59.61	11.43
12.501 - 13.000	2	600,162.87	0.06	12.969	100.00	584	98.46	30.85	0.00
Total:	3,921	$1,003,723,464.49	100.00%	8.269%	100.00%	629	87.66%	60.09%	19.70%

Months to Next Rate Adjustment
(months)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1 - 12	1	$228,852.71	0.02%	7.000%	100.00%	748	85.93%	100.00%	0.00%
13 - 24	3,072	786,155,604.31	78.32	8.335	100.00	628	88.48	60.31	19.56
25 - 36	757	184,577,630.48	18.39	8.088	100.00	626	83.44	57.73	17.19
37 >=	91	32,761,376.99	3.26	7.732	100.00	668	91.67	67.93	37.34
Total:	3,921	$1,003,723,464.49	100.00%	8.269%	100.00%	629	87.66%	60.09%	19.70%